Exhibit 10.1

LEASE

(Table of Contents)

1.	Basic Lease Data; Premises; Measurement; Memorandum.	9

2.	Term, Commencement Date; Tenant’s Delay.	9

3.	Rental	10

4.	Building Amenities	10

5.	Operating Cost Reimbursement; Tax Reimbursement; Insurance Reimbursement.	10

6.	Use	14

7.	Common Areas	14

8.	Rules and Regulations	14

9.	Landlord’s Delivery Condition Work; Tenant Improvements Allowances, AS IS.	15

10.	Tenant’s Care and Repairs; Condition on Surrender	16

11.	Landlord Access and Reserved Rights	16

12.	Alterations	17

13.	Mechanic’s and Other Liens	18

14.	Personalty of Tenant	18

15.	Assignment, Subletting and Encumbering of Premises	19

16.	Destruction or Damage	20

17.	Condemnation	21

18.	Services; Utilities; Special Rules Re Electrical Service.	21

19.	Liability of Landlord; Indemnification	22

20.	Insurance; Waiver.	24

21.	Service Charges; Interest	24

22.	Attorney’s Fees and Expenses	25

23.	Events of Default	25

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24.	Remedies of Landlord	25

25.	Additional Remedies of Landlord	26

26.	Notices	27

27.	Holding Over	27

28.	Subordination	27

29.	Estoppel Certificates; Financial Statement	28

30.	Landlord’s Title	28

31.	Compliance With Laws; Environmental	29

32.	No Waiver	29

33.	Authorization	29

34.	Real Estate Brokers	29

35.	Liability of Landlord	30

36.	Entire Agreement	30

37.	Renewal	30

38.	Force Majeure	32

39.	Miscellaneous	33

40.	No Reservation	33

41.	Parking	34

42.	Letter of Credit	34

43.	Security Deposit	35

44.	Security	36

45.	First Floor Amenities	36

46.	Early Access.	36

47.	Termination and Conversion Options Re Storage Space.	37

48.	WAIVER OF JURY TRIAL	37

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Exhibit A – Drawing Showing Location of Premises (includes Patio Space & new Loading Dock)

Exhibit A-1 – Drawing Showing Approximate Location of Adjacent Garage

Exhibit B – Base Rent During Initial Term

Exhibit C – Landlord’s Delivery Condition

Exhibit C-1 – Tenant’s Power Requirements

Exhibit C-2 - Preliminary Landlord’s Delivery Condition Plans And Final Landlord’s Delivery Condition Plans

Exhibit D – Schematic Design Plans (Tenant Improvements), Approved Design Development Tenant Improvement Plans, Final Tenant Improvement Plans

Exhibit E – Construction of Tenant Improvements

Exhibit F – Additional Terms Related to Contractors

Exhibit F-1 – General Conditions

Exhibit G – Building Rules and Regulations

Exhibit H – Form of Letter of Credit

Exhibit I – Patio Space; Loading Dock

Exhibit J – Milestone Schedule

Exhibit K – Building Signage

Exhibit L –Power Needs of Special Equipment

Exhibit M – Drawing Showing First Floor Amenity Restrooms

Exhibit N – Form of Subordination, Nondisturbance and Attornment Agreement

Exhibit O –Double Glass Entry Doors

Exhibit P –Preliminary MEP Plans, Final MEP Plans, MEP Finish Standards

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1.	Lease Date: March 1, 2021.

2.	Landlord: Globe Building Company, a Missouri general partnership.

3.	Tenant: Stereotaxis, Inc., a Delaware corporation.

4.	Building: The term “Building” shall mean the building that Landlord owns located at 710 N. Tucker Boulevard, St. Louis, MO 63101.

5.	Property: The term “Property” shall mean the parcel of land owned by Landlord on which the Building is situated, together with all improvements on said land, including the Building.

6.	“Premises” being leased by Tenant: The parties agree the Premises are located on the first floor of the Building at the location shown on Exhibit A to this Lease. The components of the Premises are described on Exhibit A and include the following: 23,046 rentable square feet of office space, 18,582 rentable square feet of manufacturing space and 1,509 rentable square feet of storage space. The Premises include the area designated as Outdoor Patio Space, and the area designed as the Dock High Drive Up; however, no Rent is charged for either the Outdoor Patio Space or Dock High Drive Up.

7.	Permitted Use: General office use, production, storage and labs with x-rays and magnetic equipment doing preclinical research/procedures and testing (including animal testing) or any other legal use, but subject to the exclusions in Section 6 of the Lease.

8.	Outdoor Patio Space / Dock High Drive Up: Tenant shall have the right to fence in some or all of the Outdoor Patio Space shown on Exhibit A and/or make other improvements to this space, all subject to Landlord’s approval and compliance with historic requirements, if any. Tenant shall have the obligation to provide insurance coverage for this space and to keep this space clean and free of debris. Tenant shall have the right to build a dedicated Dock High Drive Up to the Premises as generally shown Exhibit A, the exact location and size to be mutually agreed upon by the parties pursuant to the process described in Exhibit E.

9.	Address of Landlord for notices and for payment of Rent (and see Section 26 of this Lease):

Globe Building Company
710 N. Tucker Boulevard, Suite 100
St. Louis, Missouri 63101
Attn: Jeremy Salvatori, Manager
Phone: (314) 681-2906
Email: jsalvatori@globebuilding.com

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With a copy to:

Steven M. Stone
7733 Forsyth, Suite 500
St. Louis, Missouri 63105
Phone: 314-721-7011
Email: smstone@stoneleyton.com

10.	Address of Tenant for notices before Commencement Date (and see Section 26 of this Lease):

Stereotaxis, Inc.
4320 Forest Park Avenue, Suite 100
St. Louis, Missouri 63108
Attn: Kim Peery
Phone: 314-678-6164
Email: kim.peery@stereotaxis.com

With a copy to:

Stereotaxis, Inc.
4320 Forest Park Avenue, Suite 100
St. Louis, Missouri 63108
Attn: Accounts Payable
Phone: 314-678-6100
Email: ap@stereotaxis.com

11.	Address of Tenant for notices after Commencement Date (and see Section 26 of this Lease):

Stereotaxis, Inc.
710 N. Tucker Boulevard, Suite 110
St. Louis, Missouri 63101
Attn: Kim Peery
Phone: 314-678-6164
Email: kim.peery@stereotaxis.com

With a copy to:

Stereotaxis, Inc.
710 N. Tucker Boulevard, Suite 110
St. Louis, Missouri 63101
Attn: Accounts Payable
Phone: 314-678-6100
Email: ap@stereotaxis.com

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12.	Initial Lease Term: Commencing on the Commencement Date, and ending on the Expiration Date. Tenant shall comply with all requirements of the Lease once it receives possession, except that Tenant is not obligated to pay Base Rent until the Commencement Date.

13.	Commencement Date: Later of: (i) January 1, 2022, or (ii) the date on which Tenant has received an occupancy permit, provided clause (ii) shall be the date on which Tenant could have received an occupancy permit if issuance of the occupancy permit is delayed by Tenant’s Delay.

14.	Expiration Date: The last day of Lease Year Ten calculated in the manner described on Exhibit B hereto.

15.	Landlord Penalty for Late Delivery: In the event Tenant is unable to occupy the Premises on January 1, 2022 due to Landlord Delays, net of Tenant Delays and Force Majeure, Landlord shall be responsible for the Holdover Penalty incurred at Tenant’s current location prorated for the number of days delivery is delayed past January 1, 2022 due to Landlord Delays. The “Holdover Penalty” shall mean the amount by which the rent paid by Tenant to its current landlord during the holdover rent period exceeds the rent that Tenant would have paid if Tenant was paying at the rate in effect immediately prior to the commencement of the holdover period.

16.	Renewal Options: Two (2) additional terms of five (5) years each. See Section 37 of this Lease.

17.	Annual Base Rent During Initial Term: The rates set forth on Exhibit B hereto.

18.	Annual Base Rent During Renewal Term, if applicable: Market rate as determined pursuant to section 37 of this Lease.

19.	Monthly Installments of Base Rent: One-twelfth (1/12th) of applicable annual Base Rent.

20.	Base Year for Taxes: 2022

21.	Base Year for Operating Expenses: 2022

22.	Base Year for Insurance Expenses: 2022

23.	Tenant’s “Proportionate Share” of increases in Operating Expenses and Taxes Expenses over Base Year: 8.2% [amount to be adjusted based on final RSF] [Proportionate Share is a fraction in which the numerator is the number of RSF in the Premises, and the denominator is the total number of rentable square feet (“RSF”) contained in the Building, which is 526,557 RSF]. If there are changes in the total number of rentable square feet (“RSF”) contained in the Building or in the area leased by Tenant, the Proportionate Share number shall be revised to reflect such changes. Per Section 5.J of this Lease Tax increases are not passed through to Tenant during the initial ten year term of the Lease.

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24.	Tenant’s Repair Obligations: Tenant shall maintain the Premises as per Section 10 of this Lease.

25.	Utilities: See Section 18.

26.	Services: Landlord provides services as per Section 18 of this Lease. Tenant has certain obligations as described in Section 18.

27.	Security Deposit: None.

28.	Letter of Credit Requirements. See Section 42 of this Lease and Exhibit H.

29.	Tenant’s Required Liability Insurance coverage: $2,000,000. See Section 20 of this Lease.

30.	Tenant’s Required Casualty Insurance coverage: All risk, full replacement cost on Tenant’s property and on all leasehold improvements. See Section 20 of this Lease.

31.	Landlord’s Broker or Agent: Balke Brown Associates, Inc. D/B/A Balke Brown Transwestern. See section 34 of this Lease.

32.	Tenant’s Broker or Agent: Cresa St/Louis, Inc.. See section 34 of this Lease.

33.	Guarantor(s): None.

34.	Signage: Tenant, at Tenant’s expense, shall have the right to place its name on the exterior of the Building in a mutually agreeable location as generally depicted on the attached Exhibit K. Tenant’s name shall be listed in the Building directory and Tenant may also display its name on the entrance storefront to its Suite. The Landlord shall provide the listing in the Building directory, and Landlord, at Landlord’s expense, shall provide suite entry signage per building standards. The size, placement and all other details concerning the signage are subject to Landlord’s prior written approval. The content of all Tenant signage that is visible outside of Tenant’s Premises is limited to Tenant’s name, and shall not contain any other information, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion.

35.	Parking: During the Lease Term, Tenant may lease up to three (3) 24/7 non-reserved spaces for every 1,000 rentable square feet or fraction thereof that Tenant leases in the Building. The initial parking charge shall be $90/space/month, which will be paid as “Additional Rent”. Rent for parking spaces may increase annually but in no event more than three percent (3%) cumulatively per year. See also Section 41 of this Lease.

In the event a new garage is built to the east of the Building in the location approximately shown on Exhibit A-1 to this Lease (per the City’s development plan currently under discussion), the Landlord will master lease a large block of parking spaces in that new garage and will have the right to relocate up to fifty percent (50%) of Tenant’s parking spaces to that new location at a rate that is ten percent (10%) below the then current parking charge at the Building.

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In the event a new garage is constructed, and Tenant does not use all or a portion of the covered dock area along Lucas Street for Outdoor Patio Space that is shown on Exhibit A as Outdoor Patio Space, Tenant shall have the right to use the area for employee parking at no parking charge to Tenant.

36.	Security Escort: For security reasons, if the new garage is built and Landlord relocates some of Tenant’s parking spaces to the new garage, Landlord commits to offering Tenant security escorts to Tenant’s employees upon request at a designated location to the new parking garage on the half hour between the hours of 5:00 PM – 8:00 PM Monday – Friday, except holidays. The cost of such security escort service shall be included in annual building Operating Expenses.

37.	Subletting and Assignments: See Section 15 of this Lease.

38.	Landlord’s Delivery Condition: As per Section 9 of this Lease and Exhibit C to this Lease, Landlord shall complete the Landlord’s Delivery Condition work (“Landlord’s Delivery Condition”) described on Exhibit C hereto at Landlord’s expense.

39.	Tenant Improvements: The Tenant Improvements shall be constructed by Landlord with Landlord contributing the Allowance described below to pay part of the cost, and Tenant to pay any cost in excess of the Allowance. See Exhibit E concerning when Tenant’s payments are due.

40.	Tenant Improvement Allowance: The Tenant Improvement Allowance (the “Allowance”) provided by Landlord shall be in the following amounts for the following types of space. See Exhibit E to this Lease for additional details.

Allowance for Office Space: $50.00/RSF (agreed to be 23,046 RSF)

Allowance for Expansion Manufacturing Space: $14.00/RSF (agreed to be 4,435 RSF)

Allowance for Original Manufacturing Space: $15.00/RSF (agreed to be 14,147 RSF)

Allowance for Storage Space: $0.00/RSF [however, see Section 47 regarding Allowance available for conversion to Manufacturing Space] (agreed to be 1,509 RSF)

41.	AS IS: The Premises are delivered in their AS IS condition, except (i) Landlord at Landlord’s cost provides Landlord’s Delivery Condition Work, (ii) Landlord completes Tenant Improvements with Landlord contributing the Allowance toward the cost of the Tenant Improvements, and Tenant paying the balance of the cost, and (iii) Landlord complies with Landlord’s obligations under Section 30 of this Lease.

42.	Termination and Conversion Options for Storage Space: See Section 47 of the Lease.

43.	Attachments: This Lease is supplemented by the Exhibits or Addenda, which are part of this Lease and which are incorporated by reference into this Lease.

Initials: L ____________ T __________

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LEASE

THIS LEASE is made and entered into as of the Lease Date, by and between GLOBE BUILDING COMPANY, a Missouri general partnership (“Landlord”), and STEREOTAXIS, INC., a Delaware corporation (“Tenant”).

1. Basic Lease Data; Premises; Measurement; Memorandum.

A. The Basic Lease Data set forth above are hereby incorporated by reference into and made a part of this Lease.

B. For and in consideration of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord leases to Tenant and Tenant leases from Landlord the Premises as shown on the floor plan attached as “Exhibit A”.

C. Promptly after the necessary information is available, Landlord and Tenant shall execute a written memorandum setting forth the Commencement Date, the Expiration Date, the total number of rentable square feet in the Premises, the Base Rent for the Manufacturing Space, for the Office Space and for the Storage Space, Tenant’s Proportionate Share, Tenant’s acceptance of the Landlord’s Delivery Condition Work and the Tenant Improvements, the rentable square feet for the Manufacturing Space, for the Office Space and for the Storage Space, and such other factual matters as Landlord shall reasonably request.

2. Term, Commencement Date; Tenant’s Delay.

A. The term of this Lease shall be for the Initial Lease Term set forth in the Basic Lease Data section of this Lease, commencing on the Commencement Date. Notwithstanding the occurrence of the Commencement Date, possession of the Premises will not be delivered to Tenant until Tenant has delivered to Landlord evidence of Tenant’s insurance pursuant to Section 20.A.

B. Notwithstanding the foregoing, if the Commencement Date is delayed due to Tenant’s Delay (as defined below), then the Commencement Date shall be accelerated to the date the Commencement Date would have reasonably occurred had the Tenant’s Delay not occurred (but in no event prior to January 1, 2022). Notwithstanding the date set for the Commencement Date, the terms, provisions, covenants and conditions of this Lease (except Tenant’s obligation to pay Rent which shall not commence until the Commencement Date and Tenant’s obligations with respect to insurance which shall not commence until Tenant’s early entry date) shall apply and be binding upon Landlord and Tenant from and after the date of this Lease. For purposes of this Lease, the term “Lease Term” shall mean the Initial Lease Term, plus any extensions of such Initial Lease Term pursuant to this Lease. For purposes of this Lease, the term “Tenant’s Delay” shall mean a delay in the Commencement Date due to a delay to the extent caused by Tenant’s action or inaction, or any reason within Tenant’s reasonable control, including, without limitation, (i) the failure by Tenant and Tenant’s team, to timely provide Landlord and Landlord’s team with materials and approvals needed relating to Landlord Delivery Condition Work or Tenant Improvements, or (ii) any changes, modifications, or additions to the Tenant Improvements documents requested by Tenant, (iii) the failure by Tenant and Tenant’s team to conform to the dates for delivery of architectural plans or other documents within Tenant’s control listed in the Milestone Schedule on Exhibit J, and (iv) the failure of Tenant to apply for an occupancy permit in a timely manner after the required City of St. Louis inspections have been held and passed. Responses shall be provided in accordance with any schedules agreed to, or if no schedule is applicable then within a reasonable period of time (but not less than five (5) business days in each instance); provided, however, Tenant’s Delay shall expressly exclude any delay to the extent caused by Force Majeure Events or Landlord Delays.

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3. Rental.

A. Tenant shall pay no Base Rent until the Commencement Date.

B. Commencing on the Commencement Date Tenant shall pay Base Rent at the rates set forth in Exhibit B to this Lease.

C. The Monthly Base Rent for any partial month at the commencement or end of this Lease shall be prorated. All installments of Monthly Base Rent and Additional Rent hereunder shall be paid to Landlord, without demand, deduction or offset, at Landlord’s office within the Building, or at such other place as Landlord may from time to time designate in writing.

D. Each installment of Monthly Base Rent shall be payable in advance on or before the first day of each and every calendar month during the term.

E. The term “Additional Rent” or “additional rent” shall mean any and all payments to be made by Tenant under this Lease, other than Base Rent (for example, parking charges and amounts due pursuant to Section 5 below). The term “Rent” shall mean Base Rent and Additional Rent.

F. Landlord agrees to accept the payment of Rent from Tenant by means of ACH transfer, wire transfer or other electronic transfer of funds and agrees to cooperate with Tenant, upon Tenant’s request from time to time, to provide Landlord’s banking information (including routing number and account number) and other information as necessary for Tenant to establish such electronic transfer of funds for the payment of Rent.

4. Building Amenities. There may be certain amenities located in the Building, but outside of the Premises (referred to as “Building Amenities”), not including the First Floor Amenities discussed separately in Section 45 below, which may be used by Tenant subject to the Landlord’s terms, rules and regulations governing such use. For example, a conference room located outside of the Premises. Tenant shall not be charged for the use of Building Amenities, however, the direct cost of providing those amenities may be included in Operating Expenses.

5. Operating Cost Reimbursement; Tax Reimbursement; Insurance Reimbursement.

A. For each calendar year (including any partial calendar year) during the Lease Term, Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant’s Proportionate Share (as defined in the Basic Lease Data portion of this Lease) of (i) subject to Section 5.J below, any increase in Taxes (as hereinafter defined) over the Base Year Taxes (defined in Section 5.B(ii) below) assessed against the Property; (ii) any increase in Uncontrollable Operating Expenses (as hereinafter defined) for the Property over the amount of Uncontrollable Operating Expenses for the Base Year for Operating Expenses as set forth in the Basic Lease Data Section above, (iii) subject to the caps set forth in Sections 5.I and 5.J below, any increase in Controllable Operating Expenses (as hereinafter defined) for the Property over the Base Amount of Controllable Operating Expenses (as hereinafter defined), and (iv) any increase in Insurance Expenses (as hereinafter defined) for the Property over the amount of Insurance Expenses for the Base Year for Insurance Expenses as set forth in the Basic Lease Data Section above.

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B. (i) “Taxes” (as such term is used in this Lease) shall include all ad valorem real estate taxes, assessments or similar governmental charges imposed against the Property, or against any of Landlord’s personal property used solely in the operation and/or maintenance of the Property. Taxes shall also include payments in lieu of taxes in the event that Landlord agrees to make payments to the taxing authorities in lieu of property taxes. Taxes, as contemplated in this Lease, are predicated on the present system of taxation in the State of Missouri. Therefore, if due to a future change in the method of taxation, any rent, franchise, use, profit or other tax shall be levied against Landlord in lieu of any charge which would otherwise constitute a Tax, such rent, franchise, use, profit or other tax shall be deemed to be a Tax for the purposes of this Lease. In the event Landlord is assessed with a Tax which Landlord, in its sole discretion, deems excessive, Landlord may (but is not obligated to) challenge said Tax or may defer compliance therewith to the extent legally permitted. If Landlord elects to challenge said Tax, all costs and expenses, including attorneys’ fees, reasonably incurred by Landlord in connection with such challenge shall also be treated as Taxes for the year in which such costs were incurred. Landlord will give good faith consideration to any request made by Tenant that Landlord contest the Taxes. In no event shall Taxes include any interest or penalties for late payment, transfer taxes, franchise taxes, taxes on Landlord’s net income or profits, or similar taxes.

(ii) “Base Year Taxes” shall mean the Taxes paid for the Property for the Base Year for Taxes.

C. “Operating Expenses” (as such term is used in this Lease) shall include all commercially reasonable costs and expenses incurred by Landlord in operating and maintaining the Property, including, without limitation, the following: the cost of maintaining and repairing the Common Areas (as defined below) and all systems in the Common Areas; the cost of all security services being provided, the cost of maintaining, servicing and repairing all HVAC (as defined below) equipment servicing the Premises to the extent that Landlord provides said services; the cost of providing all services Landlord provides pursuant to this Lease; the cost for all service agreements and subcontractor charges; utilities; landscaping; painting; sign maintenance; resurfacing and striping of the parking areas on the Property; snow and ice removal; fire protection charges; janitorial services; wages/salaries and benefits of all employees engaged in the operation and management of the Property, together with any applicable social security taxes, employment taxes or other taxes levied against such wages/salaries; amortized cost of capital improvements which are required by any governmental authority to keep the Property in compliance with all applicable laws (amortized over the lesser of the useful life of such improvements or ten (10) years), provided that the cost of capital improvements to cure any non-compliance with all applicable laws existing on the date of this Lease shall be excluded from Operating Costs; the amortized cost of any capital improvement which reduces other Operating Expenses up to the amount of such cost savings; any applicable indenture, declaration of covenants, reciprocal easement agreement or trustee’s fees or assessments (including special assessments), and a management fee for the company that manages the Property (which manager may be Landlord, an affiliate of Landlord, or an unrelated company, provided that the fees paid to Landlord or any related party shall not exceed the market rate for similar buildings). Operating Expenses shall not include: (i) capital improvements (other than aforesaid), (ii) ground lease rent, if any, (iii) principal or interest payments on any mortgage or deed of trust on the Property, (iv) brokers’ commissions, (v) expenses incurred in leasing or retaining existing tenants, including leasing commissions and legal fees incurred for the preparation of leases or to enforce the obligations of tenants; (vi) cost of alterations of any other premises; (vii) depreciation charges; (viii) any expenditures for which Landlord has been reimbursed by a third party, other than payments by tenants for Operating Expenses; (ix) advertising or marketing expenses for the Building; (x) costs incurred to correct any defect in original construction of the Building or the Tenant Improvements; (xi) costs incurred due to casualty or condemnation; (xii) costs for sculptures or other art; (xiii) costs incurred to test for or to remove or remediate hazardous substances on the Property; (xiv) any fines, penalties or other costs due to any actual or alleged violation of applicable laws by Landlord or the Property.

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D. “Insurance Expenses” (as such term is used in this Lease) shall include all costs of the following types of insurance maintained by Landlord with respect to the Property: liability, property damage, fire, earthquake, worker’s compensation, rental loss and any and all other insurance for the Property required in this Lease or as Landlord reasonably deems necessary and consistent with prevailing practices for similar properties.

E. If the occupancy of the Building for the base year or any later year is less than ninety-five percent (95%), then Operating Expenses for that base year and that later year shall be “grossed up” to that amount of Operating Expenses that, using reasonable projections, would normally be expected to be incurred during the base year, if the Building was ninety-five percent (95%) occupied during such base year and such later year, as determined under the accounting principles used by Landlord for the Building, consistently applied. This Section 5.E shall control to the extent of any conflict with the terms of Section 5.C.

F. Tenant’s Proportionate Share of the foregoing increases in Taxes, Operating Expenses and Insurance expenses shall be payable to Landlord in monthly installments, in advance, due on the first of each month, in an amount reasonably estimated from time to time by Landlord. Within one hundred twenty (120) days following the end of each calendar year, Landlord shall deliver a statement to Tenant setting forth Tenant’s actual obligation for increases in Taxes, Operating Expenses, and Insurance Expenses for the preceding calendar year, and the total amount of monthly payments paid by Tenant to Landlord. In the event Tenant’s actual obligation exceeds Tenant’s payments, Tenant shall pay the difference to Landlord on the date which is the later of: (i) ten (10) days after receipt of Landlord’s statement, or (ii) with the next installment(s) of Additional Rent due under this Lease after receipt of Landlord’s statement. Conversely, in the event Tenant’s total payments exceed Tenant’s actual obligation, Landlord shall credit the overpayment against the next installment(s) of Rent due under this Lease; provided that if insufficient Term remains to fully refund such overpayment by credit against Rent, Landlord shall refund the balance of such overpayment to Tenant within thirty (30) days following the expiration of this Lease.

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G. Unless Tenant gives Landlord written notice of specific errors within one hundred twenty (120) days after receipt of each year-end statement concerning Taxes, Operating Expenses and Insurance Expenses, said statement shall be deemed to be correct. During the one hundred twenty (120) days following receipt of each year-end statement, Tenant or its authorized agent(s) shall have the right, at Tenant’s sole cost and expense, to inspect and audit Landlord’s records (including detailed summaries and receipts) relating to the operation and maintenance of the Property with respect to Tenant’s Proportionate Share of Taxes, Operating Expenses and Insurance Expenses, which audit shall be at the office of Landlord’s managing agent at a mutually convenient time, during said agent’s normal business hours. Tenant shall pay the cost of its audit of Landlord’s records, except that if Tenant was overcharged by seven and one half percent (7.5%) or more with respect to the total amount of pass-through expenses, then Landlord shall pay the costs of Tenant’s audit (not to exceed $2,500). In the event Tenant’s actual obligation exceeds Tenant’s payments, Tenant shall pay the difference to Landlord on the date which is the later of: (i) ten (10) days after the Landlord’s receipt of the results of Tenant’s audit or, if Landlord disputes Tenant’s audit results, the resolution of any such dispute, or (ii) with the next installment(s) of Additional Rent due under this Lease. Conversely, in the event that Tenant’s total payments exceed Tenant’s actual obligation, Landlord shall credit the overpayment against the next installment(s) of Rent due under this Lease following Landlord’s receipt of the results of Tenant’s audit or, if Landlord disputes Tenant’s audit results, the resolution of any such dispute, provided that if insufficient Term remains to fully refund such overpayment by credit against Rent, Landlord shall refund the balance of such overpayment to Tenant within thirty (30) days following the expiration of this Lease.

H. Notwithstanding any provision in this Lease to the contrary, Landlord shall separate Operating Expenses into two subcategories: (i) Uncontrollable Operating Expenses, and (ii) Controllable Operating Expenses. “Uncontrollable Operating Expenses” shall mean the cost of snow and ice removal and the cost of utilities. “Controllable Operating Expenses” shall mean all Operating Expenses that are not Uncontrollable Operating Expenses. The term “Operating Expenses” does not include Taxes or Insurance Expenses which are handled separately.

I. Notwithstanding any provision in this Lease to the contrary, when calculating Tenant’s Proportionate Share of increases in Controllable Operating Expenses, the amount of Controllable Operating Expenses used for the current year shall be equal to the lesser of: (a) the actual amount of Controllable Operating Expenses for the current year, or (b) the Controllable Operating Expenses for the Base Year for Operating Expenses increased by 5% of the Base Year amount for each year subsequent to the Base Year. The limitation in the preceding sentence applies only to Controllable Operating Expenses and not to Taxes or Insurance Expenses or to Uncontrollable Operating Expenses.

J. Landlord has secured ten year tax abatement for the Building’s real estate Taxes, and Landlord has agreed not to pass real estate Tax increases to Tenant during the initial ten year Lease term. The Tax increase pass through provision shall apply during the extension periods if the Lease is extended.

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6. Use. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Data Section of this Lease, and for no other use. The Premises shall not be used for any illegal, immoral, or unlawful purposes, or for any uses or in any manner not permitted under applicable zoning laws, or in any manner which will cause an increase or cancellation of insurance on the Premises or the Building. Without limiting the generality of the foregoing, Tenant shall not use, store or maintain on the Premises any toxic, hazardous or waste materials other than such materials as are ordinary office supplies or are used in connection with Tenant’s manufacturing activities, all of which shall be used, stored and maintained in compliance with of all applicable federal, state, county or municipal environmental protection laws.

7. Common Areas. The “Common Areas” (as initially constructed or as the same may at any time thereafter be constituted by Landlord, subject to the terms of this Lease) shall mean all areas, space, facilities, equipment and signs made available by Landlord in the Building or on the Property for the common and joint use and benefit of Tenant and other tenants and permittees of Landlord, and their respective employees, agents, subtenants, concessionaires, licensees, customers, and other invitees, and may include the sidewalks, parking areas, driveways, yard area, landscaped areas, lobbies, restrooms, stairs, ramps, elevators, exits and/or service corridors, to the extent not contained within any area exclusively appropriated for the use of any occupant. Landlord hereby expressly reserves the right, from time to time, to determine the nature and extent of the Common Areas, and to make such changes in and to the Common Areas from time to time, including the size and/or shape or both of the Common Areas and the location and relocation of entrances, exits, landscaped areas and all other facilities constituting Common Areas; provided, however, that without Tenant’s prior written consent, which shall not be unreasonably withheld or delayed, Landlord shall make no changes to the Common Areas that (i) permanently reduce the number of parking spaces available for the use of Tenant and other occupants of the Building by 5% or more (however, Tenant consent is not required for moving parking to an adjacent garage as described in item 35 of the Basic Lease Data Section) , or (ii) materially and adversely affect Tenant’s access to or use of the Premises. In addition, Landlord also reserves the right to impose reasonable rules and regulations relating to use of the Common Areas, provided that such rules and regulations are enforced against all occupants of the Building in a uniform, non-discriminatory manner; to construct, maintain and operate lighting and other facilities, equipment and signs on all of the Common Areas; and to close temporarily all or any portion of the Common Areas for the purpose of making repairs or changes to the Common Areas. Tenant is hereby given a license (in common with all other occupants of the Building to whom Landlord has or may hereafter grant rights) to use, during the Lease Term, the Common Areas as they may now or at any time during the Lease Term exist; provided, however, that if the size, location or arrangement of such Common Areas or the type of facilities at any time forming a part of the Common Areas are changed or diminished, Landlord shall not be subject to any liability therefor, nor shall Tenant be entitled to any compensation or diminution or abatement of Rent therefor, nor shall such change or diminution of such areas be deemed a constructive or actual eviction, subject to the next sentence. Landlord shall not grant any long term contractual rights to use the First Floor Amenities to any third party who is not also an occupant of the Building.

8. Rules and Regulations. Tenant, Tenant’s employees, agents and invitees shall abide by the rules and regulations attached as Exhibit G, and any amendments or additions thereto established from time to time by Landlord provided that such rules and regulations are enforced against all occupants of the Building in a uniform, non-discriminatory manner.

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9. Landlord’s Delivery Condition Work; Tenant Improvements Allowances, AS IS.

A. Landlord agrees to complete the Landlord’s Delivery Condition, described on Exhibit C attached (“Landlord’s Delivery Condition Work”) in accordance with the provisions of such Exhibit C. All of the Landlord’s Delivery Condition Work to be performed shall be at Landlord’s expense, subject to the limitations and clarifications set forth in Exhibit C.

B. The term “Landlord’s Delivery Condition” shall not include Excluded Items. The term “Excluded Items” shall mean anything listed on Exhibit C hereto which is described as being provided by Tenant or which is described as not being provided by Landlord. The plans attached to Exhibit C-2 (the “Preliminary Landlord’s Delivery Condition Plans”), are hereby approved by both Landlord and Tenant. These will be converted to Final Landlord’s Delivery Condition Plans pursuant to the process detailed on Exhibit E, which will be attached to Exhibit C-2.

C. The term “Tenant Improvements” shall refer to the tenant finish work that is approved by Landlord and Tenant pursuant to the procedures described in Exhibit E to this Lease for the initial build-out of the Premises and included in the Final Tenant Improvement Plans, but it shall not include any other Tenant improvements. Landlord shall hire the general contractor to complete the Tenant Improvements. Landlord is making available the Allowance described in the Basic Lease Data Section to pay part of the cost of the Tenant Improvements and Tenant agrees to pay the balance of the cost of the Tenant Improvements. Additional details concerning disbursement of the Allowance and payment of Tenant’s obligations are set forth in Exhibit E. The Schematic Design Plans (Tenant Improvements) attached to Exhibit D at Lease execution are hereby approved by both Landlord and Tenant. The Approved Design Development Tenant Improvement Plans and Final Tenant Improvement Plans will be attached to Exhibit D in conformance with the language on Exhibit D when they are completed. Landlord will give Tenant at least thirty (30) days advance notice of the anticipated date on which the Tenant Improvements are to be substantially completed (when such date has been determined) and will notify Tenant within two business days after the Tenant Improvements have been substantially completed and Tenant may take possession of the Premises at any time thereafter.

D. Except for (i) Landlord’s completion of Landlord’s Delivery Condition Work at Landlord’s expense, (ii) Landlord’s construction of Tenant Improvements with the cost allocated between Landlord and Tenant as described in the preceding paragraph, (iii) Landlord providing the Allowance, and (iv) Landlord complying with Landlord’s obligations under Section 30 of this Lease, the Premises are delivered in their AS IS condition.

E. Subject to Force Majeure, and delays caused by the other party to this Lease, the parties agree to use reasonable efforts to adhere to the milestone schedule attached hereto as Exhibit J (as the same may be modified by mutual written agreement).

F. Landlord and Tenant acknowledge the obligations each has as described in Exhibit F to his Lease.

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10. Tenant’s Care and Repairs; Condition on Surrender. Subject to Landlord’s obligations hereunder, Tenant, at its sole expense, shall keep the Premises in good order, condition and repair, and in compliance with all applicable laws, and surrender the Premises upon termination of this Lease swept broom clean, and in good condition , reasonable wear and tear excepted and damage by casualty or condemnation event excepted, and in compliance with Section 12 below. Prior to performing any repair greater than $25,000 USD to the Premises, Tenant shall give Landlord written notice of the necessity therefor (which notice shall describe in reasonable detail the repair required and the contractor and subcontractors Tenant desires to perform such work). All such repairs shall be performed in a good and workmanlike manner and in accordance with all applicable laws, by insured contractors reasonably acceptable to Landlord.

11. Landlord Access and Reserved Rights. Landlord shall have a continuous right and easement upon two (2) business days prior notice (which may be telephonic to the phone number set forth in the Basic Lease Data) to enter the Premises to exhibit it to actual or prospective purchasers, tenants (during the final 14 months of the term only), lenders, or others, to inspect the Premises, or to make repairs or replacements to the Premises, or other parts of the Building (including any of the Building’s systems and any space adjoining the Premises); provided that the foregoing shall not be deemed to create any obligation on Landlord’s part to make any repairs or replacements to the Premises, and provided no prior notice is required in any emergency situation. In no event will Landlord unreasonably interfere with Tenant’s quiet enjoyment and/or use of the Premises. To this end, Landlord retains such license or easement in and through the Premises as shall be reasonably required by Landlord. Additionally, Landlord may decorate, repair or otherwise prepare the Premises for re-occupancy (without affecting Tenant’s obligation to pay Rent) during the Lease Term, only if prior to that time Tenant has vacated the Premises and an Event of Default (as defined in Section 23) exists. Landlord retains an easement more than nine feet above the floor and below the floor and inside the walls of the Premises to install, repair, operate and replace such pipes, duct work, conduits, utility lines, wires and other items as Landlord may install from time to time to serve the Building and other tenants in the Building. Subject to the succeeding sentence, Landlord may temporarily close portions of the Property or the Common Areas, or may temporarily suspend certain building services to facilitate the proper maintenance and repair of the Property. No notice shall be required in connection with maintenance and repairs if: (i) the maintenance and repair work does not directly and materially impact Tenant’s use of the Premises (e.g. work on a floor not occupied by Tenant-unless it is work above or below the Premises that will materially affect Tenant’s use of the premises, such as loud construction noise), or (ii) it is of short duration of no more than twenty four (24) hours, or (iii) it is routine work that occurs on a regular basis and doesn’t materially and unreasonably interfere with Tenant’s use of the premises (such as closing off a common area section of floor after it has been mopped to avoid slips and falls). If the maintenance and repair work does not fit within the exceptions to notice in the preceding sentence, Landlord will to provide at least two (2) business days prior notice (which may be telephonic to the phone number set forth in the Basic Lease Data) of the maintenance and repair work that will materially and unreasonably affect Tenant’s use and enjoyment of the Premises, unless it is an emergency. Landlord may change the name of the Building from time to time. Landlord may close the Property, or portions of the Property, in emergency situations exclusively determined by Landlord, and during periods of general construction, during which times admittance may be gained only under such regulations as may be prescribed by Landlord. Landlord may designate all sources of all services used in the Common Areas and Landlord may designate the source and grade of all materials and all personnel for all construction, repairs and maintenance which Landlord is obligated to perform under this Lease, whether the same is within the Premises or about the Property (provided that such materials shall be consistent with the quality and grade of materials originally used in the construction of the Building and Common Areas). Landlord shall provide Tenant with advance notice prior to accessing the Premises if such access is not due to an emergency. Landlord will give Tenant two (2) weeks prior notice of nonemergency construction if (i) it needs to close substantial areas of the common area that are substantially used by Tenant, and/or (ii) the closure would directly and materially impact Tenant’s use of the Premises.

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12. Alterations. The provisions of this Section 12 apply only to Alterations or Tenant Improvements being performed by Tenant, and do not apply to Landlord’s Delivery Condition or Landlord’s construction of Tenant Improvements.

A. Tenant shall make no alteration, addition or improvement to the Premises (collectively, an “Alteration” or a “Tenant Improvement”), without the Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed; provided however, Landlord reserves the right to approve, in its absolute discretion, plans which affect the exterior or building structure, and plans which materially and adversely affect Building systems. The term “Alteration” also includes the Tenant Improvements. Tenant shall cause plans and specifications for all Alterations to be prepared and submitted to Landlord for its written approval (the term “Approved Plans and Specifications” shall mean the plans and specifications approved by both Landlord and Tenant in writing). Tenant shall not submit any plans and specifications for Alterations, if any, to the City of St. Louis for its approval until Landlord has given its written approval to such plans and specifications. Landlord may condition its consent to Tenant’s plans and specifications on such conditions as Landlord deems appropriate, including, but not limited to, Landlord’s approval of the contractors to perform the Alterations, Tenant’s posting such security, insurance certificates and indemnifications as Landlord may require, Tenant using noncombustible materials for its build out, and Tenant obtaining all required permits.

B. Upon termination of this Lease all of the Landlord’s Delivery Condition improvements, and all other improvements made by either Landlord or Tenant shall remain with the Premises and become the property of Landlord, subject to the next sentence. If Tenant makes improvements after the initial Tenant Improvements are completed, Landlord in connection with approving such improvements may at Landlord’s option include a requirement that Tenant remove all or portions of those improvements installed by Tenant when this Lease terminates, if such improvements are unusable improvements for office space. Tenant shall not be required to remove at the end of the Lease Term any Landlord’s Delivery Condition improvements or any of the initial Tenant Improvements which were constructed by Landlord nor shall Tenant be required to remove any data or communications cabling.

C. All Alterations shall be performed at Tenant’s sole expense, in a good and workmanlike manner, in accordance with all applicable laws, by contractors acceptable to Landlord, and in compliance with the Approved Plans and Specifications (if applicable). Tenant during the Lease Term shall at its expense repair, replace and maintain in good operating condition all Alterations. Tenant during the Lease Term shall fully insure all Alterations against loss, and in the event of casualty loss resulting in a termination of the Lease, if the Alterations are not repaired or replaced as applicable, the casualty insurance proceeds payable with respect to the Alterations shall be paid to Landlord.

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D. Tenant shall comply with all requirements in this Section 12.D in connection with any improvements that Tenant makes to the Premises subsequent to Landlord’s construction of the initial Tenant Improvements. The term “Improvement Requirements” includes all requirements of this Lease relating to such subsequent Tenant improvements, and includes any reasonable requirements included by Landlord as part of its approval of the plans for the Tenant improvements.

(1) No material changes shall be made to Plans and Specifications approved by Landlord for the Tenant improvements or the Improvement Requirements unless such changes are approved in writing by Landlord and Tenant.

(2) Tenant shall cause the Improvement Requirements to be incorporated into its construction contracts with its contractors (“Contractors”) and applicable subcontractors, and promptly provide Landlord with evidence that its Contractors have incorporated the Improvement Requirements into their construction contracts.

(3) Tenant shall cause the Tenant improvements to be constructed in compliance with the Improvement Requirements and in accordance with the Approved Plans and Specifications (if applicable).

(4) During construction of the Tenant improvements, Landlord and its representatives shall have access at all times to inspect said construction work.

(5) Before the final payment is made to the Contractors, Tenant shall schedule a joint inspection of the construction work and invite Landlord, Tenant and Contractors to participate in that inspection. In the event that Landlord raises any concerns about failure to comply with Improvement Requirements or defects in construction, Tenant and Contractors shall work diligently and in good faith to promptly address and resolve Landlord’s concerns in a manner so that the Tenant improvements are constructed in accordance with the Improvement Requirements.

(6) Landlord’s rights to inspect and approve the Tenant improvements are solely for Landlord’s protection, and Landlord shall have no liability to Tenant or to Contractors for any defects in the Improvement Requirements or any defects in construction.

13. Mechanic’s and Other Liens. Tenant shall not permit any mechanic’s, materialmen’s or other lien to be placed against the Building, the Land, the Premises or Tenant’s leasehold interest in the Premises, by reason of work, labor, services or materials supplied to Tenant or anyone holding the Premises through or under Tenant; and if any such lien shall be filed, Tenant shall within twenty (20) days cause such lien to be released of record or bonded over.

14. Personalty of Tenant. Tenant shall remove all its personal property from the Premises no later than the expiration or earlier termination of this Lease, excluding data and communications cabling, which Tenant may abandon in place. If Tenant shall not timely remove all of its personal property from the Premises, Landlord may, at its option, remove all or any part of the remaining personal property in any manner that Landlord shall choose, at Tenant’s risk; and Tenant shall be liable to Landlord for all expenses incurred in such removal and for any storage (if Landlord shall elect to store such personalty either on the Property or elsewhere). Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s personal property. Any property of Tenant not removed from the Premises upon the expiration or earlier termination of this Lease, or not removed from storage by Tenant within ten (10) days after notice of such storage is delivered to Tenant (if Landlord elects to store Tenant’s personal property) shall conclusively be deemed to be abandoned by Tenant, and may be disposed of by Landlord in any manner Landlord deems appropriate, or such property may be retained by Landlord as Landlord’s property.

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15. Assignment, Subletting and Encumbering of Premises.

A. Except as permitted by the next sentence, Tenant shall not assign, mortgage, pledge or otherwise encumber (by operation of law or otherwise) this Lease or sublet all or any part of the Premises or allow the same to be used or occupied by any other person or for any other use than that herein specified, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and if granted, may be subject to such reasonable conditions as Landlord may require.

B. Landlord’s consent shall not be required for an assignment or sublease to an Affiliated Entity or such other entity to which substantially all of Tenant’s assets are transferred or into which Tenant merges. An “Affiliated Entity” shall mean an entity which controls Tenant, is controlled by Tenant or which is under common control with Tenant.

C. With respect to Landlord’s right to consent to certain transfers, Landlord shall not restrict marketing materials, asking rates or potential subtenants, however, the prospective subtenant must be a professional office tenant (specifically excluded are the following prohibited uses: retail sales, dense call centers, tenants with 2nd and 3rd shifts, schools, uses that violate any exclusions provided to tenants within the Building existing as of the date of this Lease (copies of which exclusives, if any, have been provided to Tenant), and entities that pose a reasonable security threat to the Building or its Occupants).

D. Landlord’s consent to one assignment, subletting or encumbrance shall not be deemed a consent to any other or further assignment, subletting or encumbrance.

E. Intentionally Omitted.

F. No assignment, mortgage, pledge, encumbering or subletting of this Lease (whether or not consented to by Landlord), and no acceptance by Landlord of any rent or any other sum of money from any assignee, mortgagee, pledgee, transferee or sublessee, shall release Tenant from any of its obligations under this Lease; and in the event of any permissible assignment, mortgage, pledge, encumbrance or subletting, Tenant shall at all times remain liable under this Lease following such assignment or sublease for the performance of all obligations of the Tenant hereunder for the entire term hereof. Notwithstanding the foregoing, in the event of an assignment of Tenant’s entire interest in this Lease to an assignee having a tangible net worth in excess of $150,000,000.00, Tenant shall be released from all obligations arising under this Lease from and after the date of such assignment.

G. Tenant shall reimburse Landlord for Landlord’s reasonable attorneys’ fees (not to exceed $2,500.00) to review and/or to draft all documents Landlord reasonably requires in connection with the transfer of Tenant’s interests. As a condition precedent to any permitted assignment being effective, the assignor and assignee shall execute and deliver to Landlord an assignment and assumption agreement in a form reasonably satisfactory to Landlord, or in the case of permitted transfers other than assignments, such as mergers, provide Landlord with a certified copy of the documents which operate to transfer this Lease, and in any event supply Landlord with prompt written notice of the assignment or sublease and the name and address of the assignee or sublessee.

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16. Destruction or Damage. If the Building is damaged or destroyed by fire, or other casualty (whether or not the Premises shall have been damaged) so that either (i) in Landlord’s sole discretion, Landlord elects to demolish the Building, or (ii) if either the entire Premises or more than twenty five percent (25%) of the floor area in the entire Building is rendered unfit for occupancy and the time estimated by Landlord’s architect or contractor (such estimate to be procured by Landlord and a copy provided to Tenant within forty five (45) days following the casualty event) for the repair thereof exceeds six (6) months or the unexpired term hereof, then, Landlord shall have the right to terminate this Lease upon written notice of such termination to Tenant given within one hundred and twenty (120) days following the date of such damage or destruction, provided that Landlord is also terminating all other leases of first floor space in the Building. If the Premises shall be damaged so that the Premises is rendered wholly untenantable, or if the undamaged portion of the Premises is no longer suitable for the operation of Tenant’s business, and if the time estimated by Landlord’s architect or contractor (such estimate to be procured by Landlord and a copy provided to Tenant within forty five (45) days following the casualty event) for the repair thereof exceeds six (6) months or the unexpired term hereof, then Landlord and Tenant shall each have the option to terminate this Lease, which option must be exercised by notice given to the other party within ten (10) days after Landlord notifies Tenant of the estimated time for repair. If Landlord and Tenant elect not to terminate this Lease, this Lease shall continue in full force and (i) Landlord shall restore and repair any damaged portion of the Premises which was originally installed by Landlord, with reasonable diligence subject, however, to delays caused by labor disputes, weather, acts of God, shortage of materials, governmental regulations and all other matters beyond Landlord’s reasonable control (it being agreed that Landlord shall not be required to repair or replace any improvement within the Premises not originally installed by Landlord at the commencement of this Lease); and (ii) Tenant shall restore and repair any Alteration previously made by it to the Premises. So long as Landlord is diligently pursuing the completion of repairs to the Premises in good faith, Landlord shall not be liable for any inconvenience or injury to Tenant’s business or otherwise resulting in any way from any damage to the Premises, or from the repair of the Premises, or from any delay in such repair. If the Premises, or any part thereof, shall be rendered untenantable by reason of any damage or destruction, then the rent for the portion of the Premises which shall have been rendered untenantable shall be abated for the period such portion is untenantable. In the event of a termination of this Lease due to a casualty event, all prepaid Rent and any security deposit then held by Landlord shall be promptly refunded to Tenant.

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17. Condemnation. In the event that the whole of the Building or the whole of the Premises shall be taken by the exercise of the power of eminent domain (“Condemnation”), this Lease shall terminate as of the date of the taking of possession by or the vesting of title in the condemning authority (the “Taking Date”). If a part but less than the whole of the Building shall be taken by Condemnation such that restoration of the Building is not practical, Landlord shall have the option to terminate this Lease by written notice to Tenant within thirty (30) days of the Taking Date, provided that Landlord simultaneously terminates the leases of all other occupants of the Building. If part but less than the whole of the Premises shall be taken in a Condemnation proceeding, and if as a result of the taking, the portion of the Premises remaining after the taking is no longer suitable for the operation of Tenant’s business, in Tenant’s reasonable judgment, Tenant may terminate this Lease by notice to Landlord given within thirty (30) days after the Taking Date. If neither Landlord or Tenant shall have exercised its right to terminate, then this Lease shall terminate on the Taking Date only as to that portion of the Premises so taken, and remain in effect with respect to the portion of the Premises not so taken, and the Rent payable hereunder shall be reduced proportionately. Any and all condemnation awards related to a Condemnation shall be the sole property of Landlord; provided that Tenant shall be entitled to collect any relocation assistance payment awarded directly to Tenant by the condemning authority. A sale under threat of Condemnation shall constitute a taking by Condemnation under this Section.

18. Services; Utilities; Special Rules Re Electrical Service.

A. Landlord shall maintain in good order and repair the Common Areas and the structural portions, exterior windows, roof, foundations and interior of the Building (including the plumbing, HVAC, fire protection and electrical systems servicing the Building, whether located inside or outside of the Building, but excluding from the areas and items Landlord is to maintain those areas and items in the Premises that Tenant is required to maintain pursuant to Section 10) (it shall be Tenant’s responsibility to maintain its equipment and network). Subject to Section 20.C of this Lease, Tenant, however, shall repair and pay for any damage to any such items caused by the negligence or willful misconduct of Tenant or Tenant’s employees, agents or invitees, or caused by Tenant’s default under this Lease not covered by insurance. Tenant shall have the duty to periodically inspect the Premises and notify Landlord should Tenant observe a need for any repairs or maintenance required to be performed by Landlord under this Lease. Upon receipt of Tenant’s notice, Landlord shall promptly make such repairs or maintenance.

B. Subject to the exclusions in the next sentence and the exclusions in Section 18.C, Landlord will provide electric power to Tenant, at no cost to Tenant, for all uses within or affiliated with Tenant’s space, including HVAC, lighting, and electric power accessed through outlets as more particularly specified in Exhibit C-1 hereto. Landlord will provide heating, cooling and ventilation to the Premises sufficient to maintain commercially reasonable temperatures during the Building’s normal hours which are set forth in item 2 of Exhibit G (Building Rules). Ventilation shall pass local building mechanical inspections. If HVAC is requested outside of the Building’s normal hours, Tenant shall pay for such service at the rates established by Landlord from time to time for such service, currently $35.00 per hour. The aforementioned services shall be consistent with what is offered in other comparable buildings with HVAC being at such temperatures and in such amounts as are standard for other investor owned properties for the comfortable occupancy and use of the Premises.

C. Tenant shall pay the cost, if any, for electricity used in all Cells and Mfg 1 and 2 above the monthly per square foot cost for electricity in the balance of the Building, which are designated areas within the Premises in which Tenant is placing specialized equipment described on Exhibit L hereto that draws high levels of electrical power, as more fully described below in Exhibit L hereto. Landlord will install a sub-meter that serves the electrical panels that feed all Cells and Mfg 1 and 2 so that the actual power usage for this specialized equipment, in these areas, can be billed back to Tenant.

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D. Landlord shall provide common area lighting, restroom supplies, elevator service, and janitorial services to the Common Areas.

E. Landlord shall provide standard office janitorial services to the Premises, Monday through Friday, excepting holidays.

F. Landlord shall provide elevator service (automatically operated) and freight elevator service (requiring the use of a Globe Building operator) 24/7, subject to the below provisions. Tenant shall not use any of the passenger elevators for deliveries of freight, or use any of the freight elevators for passenger service. Tenant shall not operate the freight elevators. When Tenant requires freight elevator use during normal business hours (8 am - 5 pm, M-F, excluding national holidays), Tenant shall contact Landlord via the Landlord’s primary office phone number at least 60 minutes prior to Tenant’s desired use of the freight to arrange for Landlord’s maintenance personnel to operate the freight elevator for Tenant. If Tenant requires freight elevator use outside of normal business hours, Tenant shall notify Landlord at least 24 hours prior and Landlord shall have the right to charge Tenant a reasonable fee (not to exceed $50/hr., including travel time) as Additional Rent for the regular and overtime wages it must pay its personnel to operate the freight elevators outside of normal business hours.

G. Landlord shall make reasonable efforts to provide the foregoing services (including, but not limited to, its repair obligations), but in no event, except as otherwise herein provided, below, shall Landlord be liable for damages, nor shall the Rent be abated due to any failure to furnish, or any delay in furnishing, any of the foregoing services; nor shall the failure to furnish any such services be construed as a constructive eviction of Tenant or relieve Tenant from the duty of observing and performing any of the provisions of this Lease, provided however, and subject to the next sentence, if any service is not provided and such failure renders all or any portion of the Premises unusable for Tenant’s normal use for more than three consecutive (3) business days, Rent shall be equitably abated until the service is restored (equitable abatement means the percentage depends on the degree to which Tenant’s ability to use the Premises is affected by the service that is not provided). If Landlord services are not provided because of Force Majeure Events as described in Section 38 below, the equitable abatement described in this paragraph shall not commence during the period that Landlord’s performance is excused by Section 38.

19. Liability of Landlord; Indemnification.

A. Landlord shall not be responsible or liable to the Tenant for any injury or damage resulting from any acts or omissions of persons occupying property adjoining the Premises or any part of the Building, or for any injury or damage resulting to the Tenant or its property from bursting, stoppage, or leaking of water, gas, electricity, sewer or steam pipes, or from damage occasioned by water, snow, or ice being upon any sidewalk or any entranceway or being or coming through the roof, skylight, trapdoor or any opening in the Building or the Premises, or for loss resulting from theft or mysterious disappearance, or any interference with light or air, provided the foregoing release shall not release Landlord from liability for any breach of this Lease by Landlord or for Landlord’s gross negligence or willful misconduct. In no event shall either party be liable to the other party for any consequential, punitive or incidental damages, except as otherwise provided in the last sentence in Section 27 of this Lease.

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B. Tenant hereby agrees to indemnify, defend and hold Landlord and the property manager for the Property (including, without limitation, their respective members, managers, officers, directors, agents and employees) (all of the foregoing are referred to as the “Landlord Indemnified Parties”) harmless from and against all actions, claims, causes of action, demands, damages, penalties and expenses of any kind (including, without limitation, reasonable attorneys’ fees and litigation costs) which may be brought against the Landlord Indemnified Parties by any person or entity whatsoever (including, without limitation, Tenant, its agents, employees, contractors, customers and invitees) arising from: (a) and caused by any negligent act or omission of Tenant or its agents, employees, contractors, customers or invitees in or about the Property, (b) [INTENTIONALLY OMITTED], or (c) the improper use or occupancy of the Premises by Tenant in breach of this Lease, or (d) Tenant’s improper use of any equipment, facilities or property in, on, or about the Property in breach of this Lease, or (e) any personal injury or property damage occurring on the Premises, or (f) the release on the Property or Premises of any hazardous substances during the Term of this Lease if such substances were brought to the Property or Premises by Tenant or for Tenant, or (g) [INTENTIONALLY OMITTED], or (h) the filing of any liens in violation of Section 13 hereof. Notwithstanding anything herein to the contrary, the foregoing indemnity shall not apply to claims caused by the Landlord Indemnified Parties’ actions, failures to act, negligence or willful misconduct.

C. Landlord hereby agrees to indemnify, defend and hold Tenant (including, without limitation, Tenant’s officers, directors, agents and employees) (all of the foregoing are referred to as the “Tenant Indemnified Parties”) harmless from and against all actions, claims, causes of action, demands, damages, penalties and expenses of any kind (including, without limitation, reasonable attorneys’ fees and litigation costs) which may be brought against the Tenant Indemnified Parties by any person or entity whatsoever (including, without limitation, Landlord, its agents, employees, contractors, customers and invitees) arising from: (a) and caused by any act or omission of Landlord or its agents, employees, contractors, customers or invitees in or about the Property, (b) any personal injury or property damage occurring in the Common Areas, or (c) the presence of any hazardous substances on the Property or the Premises existing on the Commencement Date, (d) the release on the Property or Premises of any hazardous substances during the Term of this Lease if such substances were brought to the Property or Premises by Landlord or for Landlord. Notwithstanding anything herein to the contrary, the foregoing indemnity shall not apply to claims caused by the Tenant Indemnified Parties’ actions, failures to act, negligence or willful misconduct.

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20. Insurance; Waiver.

A. Tenant shall obtain prior to the Commencement Date, and keep in force during the entire term hereof (a) commercial general liability insurance with a carrier reasonably satisfactory to Landlord insuring Tenant against liability for injury to persons occurring in, on or about the Premises or any appurtenances thereto, with the limits thereof to be not less than Two Million Dollars ($2,000,000.00) combined single limit coverage for each accident or occurrence for bodily injury or death, and One Million Dollars ($1,000,000.00) for property damage (such coverage limits may be satisfied by a combination of Tenant’s CGL policy and umbrella policy), and (b) fire and casualty special form coverage insurance on all Alterations erected by or on behalf of Tenant within the Premises, in an amount equal to their full insurable value. Tenant’s liability policy shall include Landlord as an Additional Insured with respect to the Property. Tenant shall deliver to Landlord a certificate of insurance evidencing Tenant’s compliance with its obligations commencing when the Lease is signed, and annually thereafter, which COI shall be mailed to the notice address set forth in Section 8 of the Basic Lease Data section of this Lease. Tenant may maintain any insurance required hereunder under a blanket policy, provided such insurance meets all other requirements hereunder, and provided the liability limits required by this Lease applicable to the Premises are not reduced because of claims arising at other locations covered by the blanket policy.

B. During the term of this Lease, Landlord shall maintain commercial general liability insurance with the limits thereof to be not less than Two Million Dollars ($2,000,000.00) combined single limit coverage for each accident or occurrence for bodily injury or death, and One Million Dollars ($1,000,000.00) for property damage (such coverage limits may be satisfied by a combination of Landlord’s CGL policy and umbrella policy), and special form property insurance with respect to the Building and the Common Areas, including rent interruption insurance, in an amount equal to full replacement cost. In addition, Landlord may elect to carry such other insurance with respect to the Property as Landlord deems appropriate, in amounts and with companies deemed appropriate by Landlord.

C. Notwithstanding any provision in this Lease to the contrary, Landlord and Tenant hereby mutually waive any rights of subrogation and all rights of recovery against one another based upon the negligence of either Landlord or Tenant or their agents or employees for real or personal property loss or damage occurring to the Premises or the Building or any part thereof or any personal property located therein from perils which are insured against under any policy of insurance carried by the waiving party (but only to the extent of the insurance proceeds paid to the waiving party).

D. Each time the Tenant hires a contractor to perform work on the Premises, the Tenant shall require that prior to the commencement of any such construction work, its contractor shall provide Landlord with an insurance certificate issued by the contractor’s insurance carrier confirming that the contractor is carrying: (1) broad form comprehensive or commercial general liability insurance, in an occurrence form, naming the Landlord as an additional insured, with a combined single limit of not less than $1,000,000 per occurrence, and (2) worker’s compensation insurance in the amount required by statute.

21. Service Charges; Interest. If Tenant shall fail to pay to Landlord any Rent or other charge due Landlord under this Lease within fifteen (15) days after the date due, Tenant shall be assessed a late fee in an amount equal to five percent (5%) of the delinquent amount owed Landlord. In addition to charging a late fee on such late payments, Tenant agrees to pay interest to Landlord on all amounts owed under this Lease that are not paid within fifteen (15) days after the due date at a rate equal to the lower of: (i) the maximum rate allowed by law, or (ii) seven and one half percent (7.5%) per annum, from the date due until paid.

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22. Attorney’s Fees and Expenses. In the event of any litigation or other proceedings (including, but not limited to arbitration and bankruptcy proceedings) between Landlord and Tenant concerning this Lease or the Premises, the non-prevailing party shall pay to the prevailing party all court costs and reasonable attorneys’ fees and costs of such litigation or other proceeding, if any, incurred by the prevailing party in connection with such litigation or other proceeding.

23. Events of Default. Each of the following shall constitute an “Event of Default” by Tenant: (a) the failure by Tenant to pay timely any installment of Monthly Base Rent or additional rent within five (5) days following written notice thereof from Landlord, or (b) the Tenant shall fail to comply with any other term, covenant or agreement to be performed or observed by Tenant under this Lease or any of the rules and regulations now or hereafter established by Landlord for the Building, and such failure continues for a period of thirty (30) days or more following written notice thereof from Landlord (or such longer period of time as may be reasonably required if such failure cannot reasonably be cured in such thirty (30) day period, provided that Tenant commences to cure within such thirty (30) day period and thereafter diligently prosecutes the cure to completion), or (c) the leasehold interest of Tenant shall be levied upon under execution or otherwise, or (d) any petition is filed by Tenant (or against Tenant and not dismissed within ninety (90) days thereafter) under any section or chapter of any national or state bankruptcy act, or (e) Tenant shall make an assignment for the benefit of creditors, or (f) a receiver or trustee is appointed for a substantial part of the assets of Tenant and such receiver or trustee is not discharged within ninety (90) days of appointment.

Each of the following shall constitute an “Event of Default” by Landlord: (a) the failure by Landlord to pay timely any sum due to Tenant under this Lease within five (5) days following written notice thereof from Tenant, or (b) the Landlord shall fail to comply with any other term, covenant or agreement to be performed or observed by Landlord under this Lease, and such failure continues for a period of thirty (30) days or more following written notice thereof from Tenant.

24. Remedies of Landlord and Tenant.

A. Upon the occurrence of an Event of Default (by definition in Section 23, the term means that any required default notice has been given and the default has not been cured within the applicable cure period), Landlord may, at its option, terminate this Lease by written notice thereof to Tenant.

B. If Landlord elects to terminate Tenant’s right to possession only, Landlord may, subject to process of law, repossess the Premises and expel or remove any and all property therefrom, without terminating this Lease and without relinquishing Landlord’s right to collect any rent that may be or become due, or any other right to which Landlord may be entitled under this Lease or by operation of law. Subject to paragraph E of this Section 24, Landlord may then relet the Premises or any part thereof for the account of Tenant to any person for such rent, for such period (including periods extending beyond the term of this Lease) and upon such terms as Landlord in Landlord’s sole discretion shall determine. If Landlord elects to relet, Landlord may make such repairs and alterations to the Premises and redecorate the Premises as deemed by Landlord to be appropriate in order to facilitate reletting of the Premises. All costs thereof and Landlord’s expenses of retaking possession, removing property, and of reletting, including leasing commissions and attorneys’ fees, shall be charged against the first rents collected on any reletting of the Premises. If the rents collected by Landlord upon any such reletting for Tenant’s account after payment of the foregoing expenses are not sufficient to pay the full amount of the rent reserved in this Lease as it becomes due, Tenant shall pay to Landlord the amount of the deficiency upon demand. In the event the rents collected by Landlord upon any such reletting for Tenant’s account after payment of the foregoing expenses exceed the full amount of the rent reserved in this Lease as it becomes due, such excess shall be retained by Landlord to be applied against any subsequent deficiency, and any excess remaining at the end of the term of this Lease shall be paid to Tenant.

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C. If Landlord elects to terminate this Lease (it being agreed that Landlord may elect to terminate this Lease at any time after an Event of Default as provided in paragraph A of this Section 24, above, even after and notwithstanding Landlord’s prior election to terminate Tenant’s right to possession only) then, in addition to all damages sustained for the period prior to termination of this Lease, Landlord shall forthwith upon such termination be entitled to recover as damages, and not as a penalty, an amount equal to the Monthly Base Rent for the remainder of the term of this Lease discounted to its present value at the rate of six percent (6%) per annum, less the then present reasonable rental value of the Premises for the remainder of the term (which shall be determined according to the actual rental rate at which the Premises shall have been relet, if the Premises shall have been relet at the time the determination is made, or shall be determined according to an MAI appraiser designated by Landlord, if the Premises shall not have been relet).

D. The foregoing remedies shall be construed to be in addition to any other remedies at law or equity which may be available to Landlord, subject to the requirements of paragraphs A and E of this Section 24, upon the occurrence of an Event of Default.

E. Upon the occurrence of an Event of Default by Tenant, Landlord shall exercise reasonable efforts to mitigate its damages.

F. Upon the occurrence of an Event of Default by Landlord, Tenant shall have all rights and remedies at law or equity which may be available to Tenant.

25. Additional Remedies of Landlord. Upon an Event of Default by Tenant in the performance of any of its covenants and agreements in Sections 8, 10, 12, 13, 14, 16, and 20 of this Lease, then in addition to any other rights Landlord may have hereunder or by operation of law, Landlord shall have the right, to provide notice to Tenant stating that if the Event of Default is not cured within thirty (30) days following Tenant’s receipt of such notice, Landlord shall have the right to cure such default and if such Event of Default is not cured by Tenant within such thirty (30) day period, Landlord may, at its option cure such Event of Default and all costs incurred by Landlord in connection therewith, plus an administration fee of ten percent (10%) of such costs, shall constitute Additional Rent and be payable by Tenant within ten (10) days of Landlord’s written demand therefor.

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26. Notices. Except in those instances where telephonic notice is expressly permitted under this Lease, any notice or other communication required or permitted by this Lease to be given to Landlord or Tenant shall be deemed sufficiently given if hand delivered, or delivered by courier, delivered by a reputable overnight delivery service (such as Federal Express or UPS) or sent by registered or certified mail, return receipt requested, to Landlord or Tenant as the case may be at the applicable address for such party set forth in the Basic Lease Data section of this Lease. A copy of any notice sent to Tenant by hand delivery, courier, overnight delivery service or registered or certified mail shall also be emailed to the recipient of such notice at the email address for such party set forth in the Basic Lease Data concurrently with the sending of the original notice. A copy of any notice sent to Landlord shall also be sent to 7733 Forsyth Blvd., Suite 500, St. Louis, MO 63105, Attention: Steven M. Stone.

Either party may, by like notice, designate a different address to which notices shall be sent. Any notice delivered by hand delivery or courier shall be deemed received upon receipt at the address to which such notice is sent. Any notice delivered by registered or certified mail shall be deemed received upon two (2) business days following the date the same is deposited in the U.S. Mail.

27. Holding Over. If Tenant remains in possession of the Premises after the expiration of this Lease without a new Lease reduced to writing and duly executed, even if Tenant shall have paid and Landlord shall have accepted rent in respect to such holding over, there shall be no renewal of this Lease by implication or operation of law or otherwise. Any hold-over shall be treated as a month-to-month tenancy at 125% of both the then current Base Rent and the Additional Rent for the first two months of the holdover, and at 150% of both the Base Rent and the Additional Rent for the third month of the holdover and thereafter. There will be no consequential damages for the first two months of any holdover, and all other provisions in the Lease shall continue to apply during the holdover period, however, if the holdover extends longer than two months Landlord may recover consequential damages arising from said holdover.

28. Subordination. This Lease is subject to and subordinate to (i) any ground lease or underlying lease which may now or hereafter affect the Building or the Land, and (ii) any mortgage or deed of trust or trust indenture which may now or hereafter affect the Building or the Land, provided that ground lessor or mortgagee shall have executed an agreement with Tenant in form reasonably acceptable to Tenant, Landlord and such ground lessor or mortgagee to honor the terms of this Lease and not to disturb Tenant’s use and enjoyment of the Premises so long as Tenant shall be in compliance with the terms of the Lease. This Section shall be self-operative and no further instrument or subordination shall be required, but Tenant shall nevertheless at any time hereafter, on the demand of Landlord, execute any instruments, releases or other documents that may be required to evidence such subordination. Landlord has, concurrently with the execution of this Lease, delivered to Tenant a subordination, nondisturbance and attornment agreement (“SNDA”) executed by the lender currently holding a mortgage on the Building in the form attached hereto as Exhibit N. In the event of a foreclosure under any such mortgage or deed of trust, or termination of such ground lease, Tenant will, upon the demand of the lessor under such ground lease or the purchaser of the Premises at the foreclosure sale thereof, attorn to and accept such ground lessor or purchaser as landlord under this Lease provided such new landlord honors the terms of this Lease.

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29. Estoppel Certificates; Financial Statement.

A. Landlord and Tenant each agrees, at any time and from time to time, upon not less than ten (10) business days prior written notice by the other party, to execute, acknowledge and deliver to the requesting party a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (b) stating the dates through which the rent and other charges hereunder have been paid by Tenant, (c) stating whether or not to the best of certifying party’s knowledge without additional investigation or inquiry, either party is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which the certifying party may have knowledge, (d) stating the address to which notices to the certifying party should be sent, and (e) stating any other information reasonably requested by the requesting party. Any such statement delivered pursuant hereto may be relied upon by an owner of the Building, any prospective purchaser of the Building or of Tenant’s business, and any present or prospective ground lessor, mortgagee, deed of trust holder, trustee for bond holders with respect to the Building or of Landlord’s interest therein, or sublessee or assignee of Tenant’s interest in the Lease.

B. So long as Tenant is a publicly traded company and its financial statements are available on-line the remainder of this Section 29.B shall not apply. Upon Landlord’s written request from time to time, Tenant shall provide Landlord with a copy of its annual financial statements for its most recently ended fiscal year together with its most recent quarterly (or monthly) financial statements (collectively the “Financial Statements”), which shall be delivered to Landlord within ten (10) days after Landlord’s request. If any of said Financial Statements have been audited, such audited Financial Statements shall be provided to Landlord. If the Financial Statements for Tenant are not audited, then an authorized representative of the party that is the subject of the Financial Statements shall certify to Landlord in writing that said Financial Statements fairly present the financial condition of the party that is the subject of the Financial Statements. Such Financial Statements shall be provided in written format, and the format shall be acceptable provided it contains at least as much detail as would be considered commercially reasonable for financial statements delivered to a bank. Landlord may provide copies of the Financial Statements to its lenders, its prospective lenders, to prospective purchasers and purchasers of the Building, and to members and prospective members of Landlord’s limited liability company. Tenant shall provide such additional financial or other information as Landlord may reasonably request from time to time.

30. Landlord’s Title. Landlord’s title in and to the Premises, the Building and the Land shall always be paramount to that of Tenant. Accordingly, nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord to the Premises, Building and/or Land. Landlord represents, warrants and covenants to Tenant that (a) so long as Tenant shall pay the Rent and perform the covenants set forth in this Lease, Tenant shall peaceably and quietly hold and enjoy throughout the Term the Premises and such rights as Tenant may hold hereunder with respect to the remainder of the Property without hindrance or molestation by Landlord or any other party; and (b) the existing zoning of the Property permits the use of the Premises by Tenant for office, manufacturing and storage purposes and there are no private agreements or restrictions (of record or not of record) to which Landlord is a party or binding upon the Property that prohibit or restrict the use of the Premises for such purposes.

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31. Compliance With Laws; Environmental.

A. Landlord shall complete Landlord’s Delivery Condition and the Tenant Improvements in compliance with the requirements of this Lease and, on the date of delivery of possession thereof to Tenant, the Premises shall be in compliance with all applicable laws and free of the presence of any hazardous substances. Thereafter Landlord shall maintain the Building and Common Areas in compliance with all applicable laws, and Tenant shall maintain and use the Premises in compliance with all applicable laws.

B. To Landlord’s knowledge there are no conditions present in the Building or on the Property that are in violation of applicable environmental laws.

32. No Waiver. The failure or delay of either party in requiring strict performance by the other party of any covenant of this Lease shall not constitute a waiver of such covenant or such party’s right to require strict performance thereof in the future.

33. Authorization. Each individual executing this Lease on behalf of a corporation or partnership or other entity represents and warrants that he has full power and authority to execute this Lease on behalf of such corporation or partnership or other entity and that this Lease constitutes the valid and binding obligation of such corporation or partnership or other entity, enforceable in accordance with its terms.

34. Real Estate Brokers. Each party represents and warrants to the other that it has not directly or indirectly dealt with any broker or agent relative to this Lease or had its attention called to the Premises by any broker or agent, except for those persons, if any, identified in the Basic Lease Data Section of this Lease named as Landlord’s Broker and Tenant’s Broker, if any. Landlord agrees to pay and is solely responsible for paying the commission owing to Landlord’s Broker pursuant to separate agreement. Except as otherwise provided in this Section, Landlord agrees to indemnify, defend and hold harmless Tenant from and against any and all liability and expense arising from all claims for commission arising out of the execution and delivery of this Lease, if the person claiming the commission claims to have been hired by Landlord. Landlord agrees to pay Tenant’s Broker a leasing commission equal to 4% of the Base Rent due during Lease Years 1-5, and 2% of the Base Rent due during Lease Years 6-10, with one half to be paid within 30 days after this Lease is fully signed, and the other 50% to be paid within 30 days after the Lease Commencement Date provided Tenant has taken possession, has accepted the Premises, and has paid Base Rent for the first month of the Lease Term. If Landlord has failed to pay a commission due to Tenant’s Broker from Landlord pursuant to the preceding sentence within sixty (60) days after the due date, Tenant may pay said commission and treat the amount paid as a credit against Base Rent due under this Lease. Except as otherwise provided in this Section, Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all liability and expense arising from all claims for commission arising out of the execution and delivery of this Lease, if the person claiming the commission claims to have been hired by Tenant, except that Landlord is responsible for paying the leasing commission to Tenant’s Broker described in the preceding sentence. This Section shall survive any termination of the Lease. For purposes of calculating commissions due hereunder, if the RSF leased by Tenant has not been determined by the time the first installment of the commission is due, the amount of the first installment shall be calculated using the RSF numbers in the Letter of Intent signed by the parties, and the amount of the second installment shall be adjusted so that the total commission received by each broker shall be based on the actual number of RSF that Tenant pays Base Rent on.

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35. Liability of Landlord. In the event of any default of Landlord with respect to this Lease, Tenant shall look solely to Landlord’s assets for the satisfaction of Tenant’s remedies or the collection of any judgment or other judicial process requiring the payment of money by Landlord. In no event shall Landlord’s partners, agents or employees have any liability to Tenant for any obligations of Landlord under the Lease or otherwise arising in connection with the Premises, and Tenant irrevocably waives any right to enforce any claim arising under this Lease or otherwise related to the Premises against any assets of Landlord’s partners, agents or employees. Furthermore, if the Property is sold, after such sale closes the entity selling the Property shall have no liability for Landlord obligations arising under this Lease after the date on which the sale closes, and Tenant shall look only to the buyer of the Property for performance of Landlord obligations arising under this Lease after the sale closes.

36. Entire Agreement. This Lease (including all Exhibits and Addendums attached hereto) constitutes the sole and entire agreement between the parties related to the Premises. No oral communications or oral agreements of the parties made prior to the execution of this Lease shall be binding upon the parties unless set forth in this Lease. No amendment or modification to this Lease shall be binding upon Landlord or Tenant unless the same shall be in writing, executed by Landlord and Tenant.

37. Renewal.

A. Tenant shall have the right and option to extend the term of this Lease for the number of renewal periods set forth in the Basic Lease Data Section, each such renewal period to be for the term of years set forth in the Basic Lease Data Section, upon the following additional terms and conditions:

(i) No Event of Default by Tenant has occurred under this Lease and is continuing at the time the applicable renewal option is exercised, or is continuing at the time of the commencement of the renewal period.

(ii) Tenant shall give to Landlord written notice of the exercise of the applicable renewal option not less than eleven (11) months prior to the expiration of the term that immediately precedes such renewal term that Tenant has elected to renew this Lease at the end of the lease term then in effect (“Tenant’s Renewal Notice”). If Landlord does not receive Tenant’s written Renewal Notice by the date that is eleven (11) months prior to the expiration of the Lease Term then in effect,, Landlord shall provide written notice to Tenant (“Landlord’s Notice of Non-Renewal”) stating that Landlord has not received Tenant’s Renewal Notice and that, unless Tenant’s Renewal Notice is delivered to Landlord within thirty (30) days following the date of Landlord’s Notice of Non-Renewal, Tenant shall be deemed to have waived all remaining renewal options to renew this Lease. Time is of the essence with respect to exercise of each renewal option, and Landlord may treat the renewal option as lapsed and rent all or any part of the Premises to other persons for all or any part of that period (and later periods) if the Landlord has not received Tenant’s Renewal Notice on or before the later of (i) eleven (11) months prior to commencement of the renewal term, or (ii) thirty (30) days following the date of Landlord’s Notice of Non-Renewal.

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(iii) This Lease must be in full force and effect as of the commencement of the renewal period, as all renewal options automatically terminate upon any termination of this Lease.

B. The term “Current Rent” shall mean the Base Rental rate being paid immediately prior to the renewal term for which a new rental rate is to be calculated. All provisions of this Lease shall apply to Tenant’s leasing of the Premises during each renewal term, except (i) the Base Rent payable by Tenant to Landlord during each renewal period shall be the greater of: (a) the Current Rent, or (b) the then “Fair Market Rental Rate” as determined in the manner set forth in Subsection C below,(ii) Tenant shall pay the then applicable market rate for all parking spaces it is leasing during the renewal term, and (iii) the Base Year for Taxes, the Base Year for Operating Expenses and the Base Year for Insurance Expenses shall be reset to the calendar year in which the renewal term commences. If any abatement of Taxes is in effect with respect to all or any portion of the Base Year for Taxes applicable during any renewal term, and such abatement is no longer in effect with respect to all or any portion of a subsequent calendar year, then for purposes of determining any increase in Taxes for which Tenant is liable as provided in Section 5.A of this Lease, the Taxes for the Base Year shall be deemed to be the amount that would be payable by Landlord in the absence of such abatement.

C. As used in this Lease, the term “Fair Market Rental Rate” shall mean the Base Rent determined pursuant to the procedure set forth in this Subsection C. The determination of the Fair Market Rental Rate for the Premises under this Lease shall be based upon the base rentals being received for renewal tenants, at the time in question, by the Building and by landlords of similar buildings located in the market area in which the Building is located, taking into account any free rent, tenant improvement allowances and other considerations being granted to renewal tenant at the time in question. Other considerations to be taken into account in determining the Fair Market Rental Rate for the Premises shall include (i) the term of this Lease, (ii) the size of the applicable space, (iii) the pass through obligations under this Lease, (iv) the amenities available to the Tenant, and (v) the location of the Building. If the Fair Market Rental Rate is to be determined by Qualified Appraisers (defined below) pursuant to the provisions of this Subsection C, then the Qualified Appraisers shall be entitled to also take into account any and all other factors they deem relevant in determining the base rental for the space in question. For a period of thirty (30) days following Tenant’s exercise of Tenant’s renewal option under Section A above, Landlord and Tenant shall exercise good faith efforts to agree upon the Base Rent for the space in question, applying the foregoing standards. If Landlord and Tenant are able to agree in writing upon such Base Rent, then such agreed upon Base Rent shall represent the Base Rent for the space in question. If, however, Landlord and Tenant are unable to agree in writing upon such Base Rent within the foregoing thirty (30)-day period, then at any time thereafter, either Landlord or Tenant may, upon written notice to the other, require that the Base Rent for the space in question be determined according to the following procedure:

(i) Within thirty (30) days of a party’s receipt of the notice from the other party stating that the notifying party desires that the Base Rent for the space in question be determined by the procedures set forth in this Subsection C(i), Tenant and Landlord shall each appoint a real estate appraiser that satisfies the following criteria (“Qualified Appraiser”): (a) the appraiser must be an MAI appraiser, (b) the appraiser must have at least ten (10) years’ experience in appraising commercial property comparable to the Premises in the St. Louis, Missouri metropolitan area, and (c) the appraiser must be currently licensed as an appraiser. In case either Tenant or Landlord shall fail to appoint a Qualified Appraiser for a period of thirty (30) days following the non-notifying party’s receipt of the aforesaid notice, then the Qualified Appraiser appointed by the party not failing to make such appointment shall appoint a Qualified Appraiser for and on behalf of the party so failing to appoint a Qualified Appraiser. Landlord shall submit its proposed Base Rent amount to the Qualified Appraisers (“Landlord’s Base Rent”), and Tenant shall submit its proposed Base Rent amount (“Tenant’s Base Rent”) to the Qualified Appraisers. The Qualified Appraisers appointed as aforesaid for a period of thirty (30) days following their appointment, shall attempt to agree upon the Fair Market Rental Rate for the Premises for the Renewal Term using the standards set forth above, and shall select either Landlord’s Base Rent or Tenant’s Base Rent as the new Base Rent for the Premises provided the amount selected is higher than the Current Rent, but are not permitted to select any other amount, and the Base Rent selected by both Qualified Appraisers shall be the Base Rent for the Renewal Term if they are able to agree on which Base Rent shall apply (or as provided in Section 37.B, if the Fair Market Rental Rate is less than the Current Rent, then the rental rate for the renewal period shall be the Current Rent). If said Qualified Appraisers are unable to agree upon such Base Rent within such thirty (30)-day period, said Qualified Appraisers shall appoint a third Qualified Appraiser. In case said Qualified Appraisers shall refuse or are unable to agree upon a third Qualified Appraiser, then such third Qualified Appraiser shall be appointed by the then acting president of the St. Louis Chapter of the Appraisal Institute, or its successors or assigns, or if such President shall be unwilling to make such appointment, then such third Qualified Appraiser shall be selected by drawing from a pool of two (2) or more Qualified Appraisers which such President deems qualified, and provided such President shall appoint (or designate for the pool of eligible candidates) only persons who are deemed to be neutral to the parties (i.e., who have no potential conflict of interest that might favor Landlord or Tenant). The third Qualified Appraiser shall independently select either the Landlord’s Base Rent or the Tenant’s Base Rent as its determination of the Fair Market Rental Rate for the Renewal Term, and the new rental rate for the renewal term shall be the greater of: (i) the Current Rent, or (ii) the Fair Market Rental Rate selected by the third Qualified Appraiser

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(ii) Each party shall bear the fee charged by the Qualified Appraiser appointed by it in connection with performing the services required by this Section, and if the third Qualified Appraiser is appointed, the fee charged by such third Qualified Appraiser for its services under this Section shall be divided equally between the parties. The parties acknowledge and agree that the Base Rent for the space in question may be expressed as an amount which is subject to periodic increases based on fixed amounts, or a fixed percentage, or any one of the indexes published by the United States Department of Labor, Bureau of Statistics, and referred to as the “Consumer Price Index”, or some other generally recognized index.

D. The parties agree to be bound by the Base Rent for the Premises determined in accordance with the foregoing procedure.

38. Force Majeure. Landlord and Tenant each shall be excused from performing any obligation or undertaking in this Lease (specifically excepting, however, Tenant’s obligation to pay Rent and any other monetary obligation of Landlord or Tenant required under this Lease) in the event and/or so long as the performance of any such obligation is prevented, delayed, retarded or hindered by act of God, fire, earthquake, flood, explosion, pandemic, actions of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure equipment, facilities, materials, or supplies in open market, failure of power, failure of transportation, strikes, lockouts, action of labor unions, condemnation, requisitions, laws, orders of government or civil or military authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of the party asserting such delay (collectively, “Force Majeure Events”), and any deadlines for performance shall be extended by the number of days that performance has been delayed by Force Majeure Events.

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39. Miscellaneous.

A. [INTENTIONALLY OMITTED]

B. Landlord and Tenant agree not to record this Lease in the public records of the City of St. Louis, Missouri Recorder of Deeds. Promptly following the execution of this Lease, Landlord and Tenant shall execute a memorandum of lease setting forth the essential terms of this Lease to be recorded (at Tenant’s expense) in the public records of the City of St. Louis, Missouri Recorder of Deeds. Landlord acknowledges that Tenant shall be required, as a public company, to file a copy of this Lease as a material contract with the Securities and Exchange Commission.

C. Time is of the essence in this Lease and all of its provisions.

D. The following obligations of Landlord and Tenant under this Lease shall survive any expiration or earlier termination of this Lease for any reason: (i) all indemnification obligations, (ii) Tenant’s obligation to keep the Premises free of liens, (iii) all obligations Tenant has to surrender the Premises in the condition required by this Lease, (iv) all obligations Tenant has at the termination of this Lease to remove Tenant improvements, to restore the Premises as required by this Lease and to repair damage caused by the removal of property from the Premises, (v) all unpaid monetary obligations which pertain to periods prior to the date this Lease terminated, (vi) the obligation to confirm that the party’s rights under this Lease have terminated, and (vii) all damages due the other party as a result of any default under this Lease, including all rights under Sections 22 and 24 of this Lease.

E. The state and federal courts located in the City of St. Louis, Missouri shall have exclusive jurisdiction and venue over all litigation between Landlord and Tenant concerning this Lease and the Property, and both parties consent and agree to said jurisdiction and venue, provided, however, Landlord shall also have the right to register any judgments it obtains in any jurisdiction where Tenant or its assets may be found, and to bring proceedings in such jurisdiction to collect the judgment.

F. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument. This Lease, or a signature page thereto intended to be attached to a copy of this Lease, signed and transmitted by electronic mail, facsimile machine or telecopier shall be deemed and treated as an original document.

40. No Reservation. Submission of this Lease by Landlord shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until a copy of this Lease shall have been fully signed by Landlord and Tenant and delivered to each party.

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41. Parking. See terms set forth in the Basic Lease Data section of the Lease. Any parking charge owed to Landlord shall be paid monthly as Additional Rent due under this Lease, except guests will pay when they park unless other arrangements are made with Landlord. Tenant guests to take a ticket at the garage entrance to enter the garage. Landlord will provide Tenant with validation slips that will allow Tenant guests to exit the garage. Landlord shall bill Tenant for guest parking based on validations used. Otherwise, Tenant’s guests can pay on their own using a credit card at the garage’s exit gate.

42. Letter of Credit.

A. Tenant at Tenant’s option shall deliver to Landlord either (i) the Letter of Credit described in this Section 42 in the amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) which can be delivered in installments as provided below, or (ii) the cash Security Deposit in the amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) which can be delivered in installments as provided in Section 43 below.

B. Tenant shall deliver to Landlord and maintain in full force and effect a letter of credit (the “Letter of Credit”) issued by a national bank or other financial institution reasonably acceptable to Landlord that satisfies the requirements of this Section 42. The Letter of Credit shall be in the form attached hereto as Exhibit H and any changes to that form require Landlord’s written approval. Landlord shall be named as beneficiary of the Letter of Credit, and the original of the Letter of Credit shall be held by Landlord in Landlord’s possession.

C. The total face amount of the Letter of Credit shall be One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00). The Letter of Credit may be delivered in four installments as described in the next sentence, and failure to deliver an installment by the due date shall be an Event of Default under this Lease. The Letter of Credit may be delivered in four equal installments, each in the amount of $437,500, with the first installment due April 12, 2021, the second installment due July 12, 2021, the third installment due October 11, 2021, and the fourth installment due January 10, 2022. These installments may be delivered by either: (i) an amendment to the first letter of credit which increases the amount of the Letter of Credit, or (ii) a new letter of credit in the total amount then due which replaces the previous Letters of Credit, or (iii) four letters of credit, each in the amount of $437,500.

D. The amount available under the Letter of Credit may automatically reduce at the end of each month of the Lease term by one fortieth of $1,750,000 (i.e. by $43,750 per month). For example, if the Commencement Date is January 1, 2022, the Letter of Credit would reduce to $1,706,250 at 11:59 p.m. on January 31, 2022 ($1,750,000 minus $43,750).

E. In the event that an Event of Default exists under this Lease, Landlord may, at its option, draw on the Letter of Credit for the amount Landlord is owed at the time of the draw, and apply the proceeds of that draw toward payment of any amounts owed to Landlord arising from this Lease. If the Letter of Credit is due to expire within 30 days, and such expiration date is prior to the end of the 40th month of the Lease Term, then Landlord may also draw on the Letter of Credit and hold the proceeds as a Security Deposit. If no Event of Default exists under this Lease at the end of the 40th month of the Lease Term, then any remaining Security Deposit shall be refunded to Tenant. If an Event of Default exists at that time, Landlord may continue to hold the funds as a Security Deposit and apply them to Tenant obligations. If no Event of Default exists, Landlord will release to Tenant Letter of Credit funds held as a Security Deposit so that the amount still held would be equal to the balance available under the Letter of Credit if the Letter of Credit had not been drawn down to zero dollars because it was due to expire.

34

43. Security Deposit.

A. In the event that Tenant elects pursuant to Section 42.A above to deliver a cash Security Deposit (the “Cash Security Deposit”) to Landlord instead of the Letter of Credit, this Section 43 shall apply. The total amount of the Cash Security Deposit shall be One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00). The Cash Security Deposit may be delivered in four installments as described in the next sentence, and failure to deliver an installment by the due date shall be an Event of Default under this Lease. The Cash Security Deposit may be delivered in four equal installments, each in the amount of $437,500, with the first installment due April 12, 2021, the second installment due July 12, 2021, the third installment due October 11, 2021, and the fourth installment due January 10, 2022.

B. Except as otherwise provided in Section 42.A, no Security Deposit is required when this Lease is signed, however, if Landlord draws on the Letter of Credit because it is due to expire in 30 days or less, and such expiration date is prior to the end of the 40th month of the Lease Term, letter of credit proceeds that are not applied toward Lease obligations at the time said funds are received, shall be treated as a Security Deposit and held and applied as described in this section (subject to the release provisions in the preceding paragraph). The Security Deposit is security for the full and faithful performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of rent or a measure of Landlord’s damages in case of any default by Tenant. Said security deposit may be commingled with the other funds of Landlord and shall bear no interest. In the event of a default by Tenant in the performance of any of its covenants and agreements in this Lease, Landlord may, from time to time, at Landlord’s option and without prejudice to any other remedy, use and apply such deposit toward payment of Tenant’s obligations under this Lease. If Tenant complies fully with all Tenant’s covenants and obligations under this Lease, the security deposit (or any balance thereof) shall be returned to Tenant within thirty (30) days following the end of the 40th month of the Term of this Lease. In the event of the transfer of Landlord’s interest in the Premises, Landlord shall have the right to transfer the security deposit to the purchaser or other transferee, in which event, upon notice to Tenant of the transfer, the transferee shall become obligated and Landlord shall be released from all liability for return of the security deposit.

C. Provided no Event of Default exists at the end of each month of the Lease Term, Landlord agrees to release a portion of the Cash Security Deposit at the end of each month of the Lease Term equal to one fortieth of $1,750,000 (i.e. $43,750 per month). For example, if the Commencement Date is January 1, 2022, the Cash Security Deposit would reduce to $1,706,250 at 11:59 p.m. on January 31, 2022, with $43,750 being released to Tenant ($1,750,000 minus $43,750).

35

44. Security. Currently there are 32 cameras throughout the Building running 24/7 and Landlord agrees to provide substantially similar camera coverage throughout the Lease Term. Additionally, in the main lobby of the Building, and adjacent to the Premises entry, the Building security desk is currently manned Monday thru Friday from 6:00 a.m. thru 6:00 p.m. and has views of the security cameras, main entrance, as well as the garage and passenger elevators and Landlord agrees to provide substantially similar coverage for the security desk throughout the Lease Term. Building access is restricted to cardholders only during weekday evenings and weekends and Landlord agrees to provide sufficient access cards for use by all of Tenant’s employees, as may be requested by Tenant from time to time, at no charge to Tenant. The parking garage is equipped with high-speed gates to ensure secure entry and exiting to and from the garage.

Landlord will ensure the Building’s camera system serves the parking levels and parking garage entrance/exit, in addition to the elevators/lobbies, at a reasonable level of coverage.

45. First Floor Amenities. The Landlord agrees to provide, throughout the Lease Term, a shared amenity space on the first floor which will include conferencing, fitness center, a micromart vending area and restrooms substantially as depicted on the preliminary plan attached as Exhibit M. Said plans remain subject to revisions by Landlord. The First Floor Amenities may be used by Building Tenants subject to the Landlord’s terms, rules and regulations governing such use. Tenant shall not be charged for the use of First Floor Amenities, however, the cost of providing those amenities may be included in Operating Expenses.

The First Floor Amenity area restrooms, which will each (men’s and women’s) have 4 water closets / urinals, shall be substantially completed by December 31, 2021. The remaining First Floor Amenities shall be substantially completed by March 31, 2022. In the event such work is not substantially completed by the aforementioned dates, excluding Force Majeure, Base Rent shall be reduced by $1.00/SF until such work is completed.

During the primary lease term and any subsequent renewal periods the above First Floor Amenities shall be available to Building tenants at no charge to the Tenant, except costs and expenses associated with providing them shall be included in Operating Expenses.

46. Early Access. Tenant shall be granted early access to the Office Space portion of the Premises at least four (4) weeks before occupancy to install furniture, fixtures and equipment. In addition, Tenant shall be granted early access to the Manufacturing Space and Storage Space portion of the Premises at least twelve (12) weeks before occupancy to relocate and/or construct its testing/demonstration cell rooms. The Premises should be at or near substantial completion at this time. Early access shall be at no charge to Tenant and shall not trigger the Commencement Date of the Lease. Any actions or inactions of Tenant that cause Tenant’s Delay for the purposes of paragraph 2B, that result in actual delays in Landlord’s deliveries of the portions of the Premises set forth in Exhibit J, shall also result in a commensurate delay of the start date and shortening of Tenant’s early access rights.

36

47. Termination and Conversion Options Re Storage Space.

Tenant shall have an ongoing right to terminate its lease of the Storage Space after month 60 of the Lease Term by giving the Landlord no less than sixty (60) days advanced written notice. Tenant also shall have the right to convert the Storage Space to Manufacturing Space at any time during the Lease Term at which time Landlord agrees to provide Tenant with its prorated share of the $15.00/RSF Manufacturing Space TI Allowance and, upon substantial completion of work, Tenant shall pay the base rent per RSF for the additional Manufacturing Space at the rate per RSF then being paid for the original Manufacturing Space, and Tenant’s right to terminate shall be deemed null and void. The conversion of the Storage Space to Manufacturing Space shall be handled in the same manner as the construction of the original Manufacturing Space unless otherwise agreed in writing (i.e. Landlord hires the contractor, and the cost in excess of the Manufacturing Space Allowance is paid by Tenant). If Tenant elects to convert the Storage Space to Manufacturing Space, the $15.00/RSF Manufacturing Space TI Allowance shall be prorated based on the amount of time remaining in the initial ten year Lease term. For example, if two thirds of the initial Lease Term still remained, the prorated Manufacturing Space TI Allowance would be $10.00/RSF ($15 x 2/3).

48. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY ON ANY ISSUE TO ENFORCE ANY TERM OR CONDITION OF THIS LEASE, OR WITH RESPECT TO LANDLORD’S RIGHT TO TERMINATE THIS LEASE, OR TERMINATE TENANT’S RIGHT OF POSSESSION OR WITH RESPECT TO ANY OTHER CLAIMS BROUGHT BY LANDLORD OR TENANT WITH RELATING TO THE LEASE OR THE PROPERTY.

[signatures commence on next page]

37

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written, it being agreed that this Lease relates to property in the State of Missouri and shall be construed and governed by the laws of the State of Missouri without regard to any conflicts of laws provisions.

TENANT:		LANDLORD:

STEREOTAXIS, INC., a Delaware corporation		GLOBE BUILDING COMPANY, a Missouri general partnership

By:	/s/ Kimberly R. Peery	By:	/s/ Steven M. Stone
Name:	Kimberly R. Peery	Steven M. Stone, Authorized Representative
Title:	CFO

38

Exhibit A

Exhibit BFLOOR PLAN SHOWING LOCATION OF PREMISES

(Exact dimensions, locations, and uses of rooms indicated below are conceptual, and subject to change)

39

EXHIBIT A-1

DRAWING SHOWING APPROXIMATE LOCATION OF ADJACENT GARAGE

N
D
Dr Martin Luther King Dr
Gay St
Hadley St
Convention Plaza
Parking Garage
BUILDING
Lucas Ave
N 11th St
N 10th St
N 9th St
Washington Ave
© 2021 Google
Google Earth
1985
38°37'55.69" N 90°11'38.17" W elev 467 ft eye alt 1859 ft

40

EXHIBIT B

BASE RENT DURING INITIAL TERM

41

42

* Lease Year One shall commence on the Lease Commencement Date, and end on the day immediately prior to the one year anniversary of the Lease Commencement Date, provided that if the Commencement Date is not the first day of the month, then the last day of Lease Year One shall be the last day of the month in which falls the one year anniversary. Lease Year Two shall be the one year period immediately following Lease Year One. Subsequent Lease Years shall be the one year period following the last day of the preceding Lease Year.

** During the first eight (8) months of Lease Year One, Tenant pays zero dollars Base Rent for 4,435 RSF of Manufacturing Space, and Tenant pays $16.50 per RSF for the balance of the Manufacturing Space during said eight months. Starting with ninth month of Lease Year One, Tenant pays Base Rent on all of the Manufacturing Space.

*** Tenant has certain termination and conversion options related to Storage Space as set forth in Section 47 of the Lease.

43

EXHIBIT C

LANDLORD’S DELIVERY CONDITION

All work is to be performed by Landlord’s General Contractor. The below scope only applies to areas within the Premises.

-	Demolition: Demolish all interior drywall / clay tile / CMU walls and all vacated or abandoned piping, conduit, wiring or similar infrastructure. This does not include electrical infrastructure, steam pipes, roof drain lines, or other piping still in active use for the Premises or otherwise for the Building. Garage door hardware and rails will be removed other than at the dock location.
-	Storefronts at Tucker and 3 Adjoining Bays Along Lucas:

○	New Tucker Storefronts: Landlord to install new aluminum storefronts with insulated glass in existing openings, after removing the existing ones.
○	Transoms Above Tucker Storefronts: Transoms will have existing glass removed, will be scraped and repainted to match storefronts, and will have insulated glass installed at all openings.
○	South Warehouse-Style Windows: Warehouse windows at south end of former retail space will be restored to match building standard finish. Landlord will install plexiglass/glass panels inboard from the warehouse window system to create an insulation air gap that will offer superior thermal performance to insulated glass at each window pane and substantially similar aesthetics. Landlord will mock up an installation of a plexiglass/glass panel for Tenant’s inspection.

-	Garage Doors: At south and east facades of Premises, install insulated drywall walls (roughly 8’ tall) at exterior garage doors up to bottom of horizontal transom beam at inside face of each door.
-	Transom Windows Above Garage Doors: Same delivery condition as South Warehouse-Style Windows outlined above.
-	Demising Walls: Install drywall walls up to bottom of slab above or horizontal transfer beams that demise the Premises from the building common spaces on the north side of Premises as needed.
-	Entry Doors: Install doors outlined below, including but not limited to all egress doors required by code per Tenant’s plan:

○	Double glass doors and glass panels at main entry to the Premises at east end of building lobby with magnetic hardware, as shown on Exhibit O hereto
○	Install hollow metal door with panic hardware at entry to Premises from west end of building lobby (including conduit for wall mounted access control).
○	Install hollow metal doors as required by code with panic hardware at entry to Premises from warehouse corridor (including conduit for wall mounted access control)

44

-	Interior Surfaces:

○	Ceilings / Columns / Interior and Exterior Walls: For columns in the lower level of the Premises, and at the transition from the lower level to the upper level, Landlord will box these columns in with drywall over 3’ 5/8” studs up to roughly 14’ in height (at level of prior plaster ceiling). For columns in the upper level of the Premises, Landlord will remove any existing finishes attached to them such as old conduit, nails, drywall track etc. and prepare them to be painted as was done in the T-Kartor and Maxar suites.
○	Floor Preparation and Delivery: Landlord will patch the floors as needed to create a uniform / level surface.

■	Lower Level Flooring: Restore terrazzo to substantially same finish as exists in former suite 708 (northern most suite before Lobby).
■	Upper Level Flooring: Clean wood block flooring and apply topical coating (i.e. Rejuvenate).

o	Elevator Shafts / Concrete Walls:

■	Landlord will remove any existing finishes attached to them such as old conduit, nails, drywall track, etc. and prepare them to be painted as was done in the T-Kartor and Maxar suites. Holes in these walls will be patched with concrete.

-	HVAC:

○	Heating and Cooling: Install a split mechanical system with condensers on the lower building roofs and air handlers in the mechanical closets shown on Exhibit D hereto. Provide the capacity / air handling equipment (excluding ductwork and zoning, which are not part of Landlord’s Delivery Condition) to heat and cool the Premises to a commercially reasonable temperature range.
○	Mechanical Rooms: Construct mechanical rooms, as shown on Exhibit D, to contain air handling equipment, including return air grills.

-	Electric:

○	Panels / Capacity: Install electric panels within the Premises to service the Office Space and Manufacturing Space at commercially reasonable levels as generally described in Exhibit C-1 hereto (which was a preliminary and high level estimate of power capacity and service by an electrical subcontractor based upon limited information), with the following exception: The sub-panels serving the specialized equipment in all Cells and Mfg 1 and 2 (as described on Exhibit L) are not part of Landlord’s Delivery Condition. Landlord will install a sub-meter that serves the panels that feed all Cells and Mfg 1 and 2.
○	Power to Mechanical Systems: Install power to mechanical systems.
○	Telecommunications Service: Install data feed from data provider in building into Tenant’s IT room.

-	Life Safety: Landlord shall deliver sprinkler and fire alarm as required by code for the existing condition of the Premises. Existing sprinkler system to be delivered in good operating condition and certified by Landlord that it has passed its monthly, quarterly, annual and 5-year inspections and is sufficient for Tenant’s intended use. Any future modifications required to satisfy code that are not attributed to Tenant’s layout or Tenant Improvement scope shall be considered Landlord’s Work.
-	Restrooms: Landlord will install men’s and women’s rooms in the “Amenity Area”, substantially as shown on the plans attached hereto as Exhibit M, with 4 water closets / urinals, 2 sinks, and 1 shower, in each bathroom
-	Loading Dock along Lucas: As is
-	Ramps / Stairs: Install the sub-structure that is ready to receive finishes for ADA compliant ramps and code compliant stairs as shown on Exhibit D.
-	Garage Door Modifications: Landlord shall either install insulated, motorized roll-up garage door, or shall add insulation and a motor to an existing garage door, at new Tenant loading dock area
-	Signage/Restriping: Add signage and restripe of loading area asphalt surface required to provide for Tenant’s exclusive use of new Tenant loading dock.
-	Storage Space: None of the above provisions or requirements apply to the Storage Space. The Storage Space will be delivered As Is other than the below improvements. Landlord will install drywall demising walls around the Storage Space, install double 3’0” x 6’8” hollow metal doors (including locking hardware keyed to the building’s master) at a mutually agreeable location, install commercially reasonable levels of lighting inside the Storage Space with a wall switch, and deliver the space in “broom clean” condition.

45

EXHIBIT C-1

TENANT’S POWER REQUIREMENTS

46

EXHIBIT C-2

PRELIMINARY LANDLORD’S DELIVERY CONDITION PLANS AND FINAL LANDLORD’S DELIVERY CONDITION PLANS

The parties are attaching to Exhibit C-2 at Lease execution Preliminary Landlord’s Delivery Condition Plans.

After following the process detailed in Exhibit E, Final Landlord’s Delivery Condition Plans will be attached hereto when complete, initialed by Landlord and Tenant.

First Floor Tenant Space - Landlord's Delivery Condition

710 North Tucker Boulevard

St. Louis, Missouri 63101

CODE ANALYSIS

ARCHITECTURAL:	2018 INTERNATIONAL BUILDING CODE
ELECTRICAL:	2017 NATIONAL ELECTRICAL CODE
MECHANICAL:	2018 INTERNATIONAL MECHANICAL CODE
PLUMBING:	2009 UNIFORM PLUMBING CODE
ENERGY CODE:	2018 INTERNATIONAL ENERGY CONSERVATION CODE
FIRE CODE:	2018 INTERNATIONAL FIRE CODE

ABBREVIATIONS

ACT - ACOUSTICAL CEILING TILE
AFF - ABOVE FINISHED FLOOR
ALUM - ALUMINUM
& - AND
@ - AT

B - BASE
BD - BOARD
BL - BLINDS
BLK - BLOCK
BO - BOTTOM OF

C - CARPET
CFCI - CONTRACTOR FURNISHED - CONTRACTOR INSTALLED
CG - CORNER GUARD
CJ - CONTROL JOINT
CL - CENTER LINE
CLG - CEILING
CLR - CLEAR
CMU - CONCRETE MASONRY UNIT
CONC - CONCRETE
CT - CERAMIC TILE

DEDC - DEDICATED CIRCUIT
DIA - DIAMETER
DIM - DIMMER
DR - DOOR
DS - DOWNSPOUT
DTL - DETAIL
DWG - DRAWING

E - EXISTING
EJ - EXPANSION JOINT
ELEC - ELECTRICAL
ELEV - ELEVATION
EMER - EMERGENCY CIRCUIT
EOS - EDGE OF SLAB
EQ - EQUAL
EQUIP - EQUIPMENT
EWC - ELECTRIC WATER COOLER

FFE - FINISH FLOOR ELEVATION
FG - FINISH GRADE
FLR - FLOOR
FRT - FIRE RETARDANT TREATED
FT - FEET
FWP - FABRIC WRAPPED PANEL

GC - GENERAL CONTRACTOR
GFI - GROUND FAULT INTERRUPTER
GR - GROUT
GYP BD - GYPSUM BOARD

HDPB - HIGH DENSITY PARTICLE BOARD
HDWD - HARDWOOD
HR - HOUR
HT - HEIGHT

INSUL - INSULATION

JT - JOINT

LAV - LAVATORY

MAS - MASONRY
MAX - MAXIMUM
MDF - MEDIUM DENSITY FIBERBOARD
MECH - MECHANICAL
MIN - MINIMUM
MO - MASONRY OPENING
MTL - METAL

N - NEW
NIC - NOT IN CONTRACT
NTS - NOT TO SCALE

OC - ON CENTER
OFCI - OWNER FURNISHED - CONTRACTOR INSTALLED
OFOI - OWNER FURNISHED - OWNER INSTALLED
OPNG - OPENING

P - PAINT
PL - PLASTIC LAMINATE
PLYWD - PLYWOOD
PT - PRESSURE TREATED

R - RELOCATED
RCP - REFLECTED CEILING PLAN
RD - ROOF DRAIN
RE - REFERENCE
REINF - REINFORCING
REQD - REQUIRED
RO - ROUGH OPENING

SC - SOLID CORE
SCHED - SCHEDULE
SECT - SECTION
SF - SQUARE FOOT
SHT - SHEET
SIM - SIMILAR
SPEC - SPECIFICATION
SQ - SQUARE
SS - STAINLESS STEEL
ST - STONE
STD - STANDARD
STL - STEEL
STRUCT - STRUCTURAL
SUSP - SUSPENDED

TEL - TELEPHONE
T & G - TONGUE AND GROOVE
THK - THICK
TO - TOP OF
TYP - TYPICAL

UNF - UNFINISHED
UNO - UNLESS NOTED OTHERWISE

VCT - VINYL COMPOSITION TILE
VERT - VERTICAL
VEST - VESTIBULE
VWC - VINYL WALLCOVERING

W/ - WITH
WC - WALL COVERING
WD - WOOD
WP - WATER PROOF
WPGFI - WATER PROOF GFI
WT - WEIGHT
W/O - WITHOUT

15A - 15 AMP CIRCUIT
20A - 20 AMP CIRCUIT
30A - 30 AMP CIRCUIT

SYMBOLS

- KEYED NOTE
- REVISION NUMBER
- PARTITION TYPE
- DOOR SYMBOL: DOOR TYPE, HARDWARE GROUP
- DETAIL SYMBOL: DETAIL NUMBER, SHEET LOCATION
- ELEVATION SYMBOL: ELEVATION NUMBER, SHEET LOCATION
- ROOM SYMBOL: ROOM NAME, ROOM NUMBER (RECEPTION AREA)
- FINISH SYSTEM SYMBOL
- FLOOR FINISH SYMBOL
- EQUIPMENT SYMBOL
- CEILING SYMBOL: CEILING HEIGHT, CEILING MATERIAL
- COLUMN SYMBOL
- COLUMN GRID
- F.E.C. SURFACE MOUNTED FIRE EXTINGUISHER CABINET
- F.E.C. SEMI-RECESSED FIRE EXTINGUISHER CABINET
- F.E.C. FULLY RECESSED FIRE EXTINGUISHER CABINET
- F.E. SURFACE MOUNTED FIRE EXTINGUISHER
- EXISTING PARTIAL HEIGHT WALL
- EXISTING WALL
- NEW PARTIAL HEIGHT WALL
- NEW WALL
- EXISTING WALL TO BE DEMOLISHED
- EXISTING DOOR TO BE DEMOLISHED
- EXISTING DOOR
- NEW DOOR
- NEW PAIR OF DOORS (★ INDICATES ACTIVE LEAF)
- WALL MOUNTED UNIPLEX OUTLET
- WALL MOUNTED DUPLEX OUTLET
- WALL MOUNTED QUADPLEX OUTLET
- W.M. DEDICATED UNIPLEX OUTLET
- W.M. DEDICATED DUPLEX OUTLET
- W.M. DEDICATED QUADPLEX OUTLET
- WALL MOUNTED JUNCTION BOX
- WALL MOUNTED PHONE JACK
- WALL MOUNTED VOICE / DATA JACK
- WALL MOUNTED CABLE JACK
- FLOOR MOUNTED UNIPLEX OUTLET
- FLOOR MOUNTED DUPLEX OUTLET
- FLOOR MOUNTED QUADPLEX OUTLET
- F.M. DEDICATED UNIPLEX OUTLET
- F.M. DEDICATED DUPLEX OUTLET
- FLOOR MOUNTED DEDICATED QUADPLEX OUTLET
- FLOOR MOUNTED JUNCTION BOX
- FLOOR MOUNTED PHONE JACK
- FLOOR MOUNTED VOICE / DATA JACK
- FLOOR MOUNTED CABLE JACK
- CEILING MOUNTED JUNCTION BOX
- POWER POLE
- SPEAKER
- THERMOSTAT
- SMOKE DETECTOR

TYPICAL LIMITING HEIGHTS

NOTE:
GENERAL CONTRACTOR SHALL BE RESPONSIBLE FOR VERIFYING VERTICAL SPAN OF FRAMING ASSEMBLIES AND VERIFYING THE STUD GAUGE AND DEPTH LIMITS ARE NOT EXCEEDED, PRIOR TO ORDERING MATERIALS. ARCHITECT SHALL BE NOTIFIED IMMEDIATELY IF ANY DISCREPANCIES ARE FOUND. THE SCHEDULE BELOW IS BASED ON PUBLISHED DIETRICH METAL FRAMING CHARTS. ARCHITECT SHALL NOT ASSUME LIABILITY FOR ANY MODIFICATIONS OR ALTERATIONS TO THESE PUBLISHED STANDARDS BY DIETRICH METALS.

INTERIOR FRAMING LIMITING HEIGHTS

STUD DEPTH (INCHES)	STUD SPACING (INCHES)	DESIGN LIMIT (PSF)	ALLOWABLE DEFLECTION	SPAN	SSMA CODE
1 5/8 - STN 25 GA.	16	5	L / 360	6-5	
1 5/8 - STS 20 GA.	16	5	L / 360	7-3	
1 5/8 - STX 20 GA.	16	5	L / 360	8-5	
2 1/2 - STN 25 GA.	16	5	L / 360	9-10	
2 1/2 - STS 20 GA.	16	5	L / 360	10-8	
2 1/2 - STX 20 GA.	16	5	L / 360	11-2	
3 5/8 - STN 25 GA.	16	5	L / 360	13-4	
3 5/8 - STN 25 GA.	24	5	L / 360	11-7	
3 5/8 - STS 20 GA.	16	5	L / 360	13-7	
3 5/8 - STS 20 GA.	24	5	L / 360	13-0	
3 5/8 - STX 20 GA.	16	5	L / 360	14-10	362S125-33
3 5/8 - STX 20 GA.	12	5	L / 360	16-8	362S125-33
4 - STN 25 GA.	16	5	L / 360	13-4	
4 - STN 25 GA.	24	5	L / 360	12-4	
4 - STS 20 GA.	16	5	L / 360	15-2	
4 - STS 20 GA.	24	5	L / 360	13-5	
6 - STN 25 GA.	16	5	L / 360	17-11	
6 - STN 25 GA.	24	5	L / 360	16-8	
6 - STS 20 GA.	16	5	L / 360	20-3	
6 - STS 20 GA.	24	5	L / 360	17-8	

THIS LIMITING HEIGHTS DATA IS FROM ASTM C754. DIETRICH METAL FRAMING LIMITING HEIGHTS IS USED AS THE DESIGN BASIS. THIS INFORMATION IS ONLY PROVIDED AS A REFERENCE, AND ARCHITEXTURES SP WILL NOT BE RESPONSIBLE FOR THE PERFORMANCE OF WALLS BASED ON THIS TABLE. CONSULT CURRENT INFORMATION FROM ASTM C754 AND SSMA (STEEL STUD MANUFACTURERS ASSOCIATION), AND THE STUD MANUFACTURERS FOR LIMITING HEIGHTS CHARACTERISTICS OF THEIR PARTICULAR PRODUCTS.

LIMITING HEIGHTS APPLY TO WALLS CONSTRUCTED WITH MINIMUM 1/2" THICKNESS OF GYPSUM BOARD AND WITH A MINIMUM OF ONE FULL-HEIGHT LAYER ON BOTH SIDES OF THE STUD FRAMING.

LIMITING HEIGHTS ARE BASED ON TESTS CONDUCTED WITH GYPSUM BOARD ATTACHED WITH SCREWS SPACED 12" O.C. TO FRAMING MEMBERS.

DRAWING INDEX

		ISSUED FOR CONSTRUCTION DATE: 02.23.21
A0.00	COVER SHEET	●
A1.01	GENERAL NOTES & KEY PLAN	●
A2.01	PARTIAL ARCHITECTURAL PLAN	●
A2.02	PARTIAL ARCHITECTURAL PLAN	●
A2.03	PARTIAL ARCHITECTURAL PLAN	●

LOCATION MAP

PROJECT SITE LOCATION

KEY PLAN

CONVENTION PLAZA
N. TUCKER BOULEVARD
LUCAS AVENUE
AREA OF WORK SHOWN SHADED
NORTH

PROJECT DIRECTORY

OWNER:
Globe Building
710 North Tucker Boulevard,
Suite 100
St. Louis, Missouri, 63101
Phone: 314.241.0450
Contact: Adam Buckley

ARCHITECT:
Architextures SP
8725 Big Bend Boulevard
St. Louis, MO 63119
Phone: 314.434.9700
Contact: Jay Schoessel
jay@asp-wbe.com
www.architexturesllc.com

GENERAL CONTRACTOR:
Wright Building Systems
1724 Westpark Center Drive, Suite A
Fenton, MO 63026
Phone: 636.212.2169
Contact: Brandon Wright
Brandonw@wrightbuildingsystems.com
wrightbuildingsystems.com

ARCHITEXTURES SP
8725 Big Bend Boulevard
St. Louis, Missouri 63119
phone: 314-434-9700

Construction Documents for:
First Floor Tenant Space
Landlord's Delivery Condition
710 North Tucker Boulevard
St. Louis, Missouri 63101

The seal(s) and signature(s) apply only to the document to which they are affixed and we expressly disclaim any responsibility for all other plans, specifications, estimates, reports or other documents or instruments relating to or intended to be used for any part or parts of the project.

Revisions:

#	Description	Date

COVER SHEET
A0.00

1 of 5

Issue Date: 02.23.21

Job Number: 20-017.09

47

I. GENERAL CONDITIONS

GENERAL CONDITIONS FOR THE CONTRACT FOR CONSTRUCTION GOVERNING THE WORK SHALL BE AIA DOCUMENT A201 GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION 1997 EDITION. COPIES OF WHICH ARE AVAILABLE FOR REVIEW AT THE OFFICE OF THE ARCHITECT OR WHICH MAY BE PURCHASED DIRECTLY FROM THE AMERICAN INSTITUTE OF ARCHITECTS ST. LOUIS, CHAPTER 911 WASHINGTON AVE. ST. LOUIS, MO PHONE 314.621.3484.

1. ANY REFERENCE TO "ARCHITECT" SHALL MEAN ARCHITEXTURES SP. ANY REFERENCE TO "OWNER" OR "BUILDING MANAGER" SHALL REFER TO THE OWNER OF THE BUILDING. ANY REFERENCE TO G.C. SHALL INDICATE THE GENERAL CONTRACTOR AND / OR SUBCONTRACTORS. ANY REFERENCE TO TENANT MEANS THE END USER.

2. ALL WORK IN THESE CONSTRUCTION DOCUMENTS SHALL BE PERFORMED BY THE GENERAL CONTRACTOR OR HIS / HER SUBCONTRACTORS, UNLESS NOTED OTHERWISE. REFER TO COVER SHEET FOR INDEX OF DRAWINGS THAT ARE INCLUDED IN THE CONSTRUCTION DOCUMENTS.

3. BY SUBMITTING A BID, THE GENERAL CONTRACTOR CERTIFIES THAT HIS/SHE AND HIS/HER SUBCONTRACTORS HAVE REVIEWED ALL GENERAL NOTES, SPECIFICATIONS AND DRAWINGS, VISITED THE SITE AND ARE FAMILIAR WITH THE SCOPE OF WORK AND EXISTING CONDITIONS. IF GENERAL CONTRACTOR SEES A DISCREPANCY DURING SITE VISIT, OR DURING BIDDING, HE/SHE SHALL BRING IT TO THE ATTENTION OF THE ARCHITECT BEFORE THE SUBMISSION OF HIS/HER BID.

4. THE GENERAL CONTRACTOR AND ALL SUBCONTRACTORS ARE RESPONSIBLE FOR VERIFYING ALL CONTRACT DOCUMENTS AND EXISTING FIELD CONDITIONS. GENERAL CONTRACTOR SHALL CONFIRM THAT THE WORK IS BUILDABLE AS SHOWN PRIOR TO PROVIDING CONSTRUCTION BIDS. IF THERE ARE ANY DISCREPANCIES OR QUESTIONS, THE GENERAL CONTRACTOR IS RESPONSIBLE FOR OBTAINING CLARIFICATION FROM THE ARCHITECT BEFORE SUBMITTING CONSTRUCTION BIDS. GENERAL CONTRACTOR TO INCLUDE PRELIMINARY SCHEDULES OF WORK WITH BID.

5. BY SUBMISSION OF BID CONTRACTORS AND SUBCONTRACTORS CERTIFY THAT THEY AGREE TO ALL BUILDING RULES AND REGULATIONS AS PROVIDED BY OWNER AND BUILDING MANAGER DURING CONSTRUCTION.

6. G.C. SHALL INSPECT ALL EXISTING CONDITIONS IN PROJECT AREAS TO IDENTIFY WORK REQUIRED TO BE REFURBISHED AND/OR REPAIRED FROM "AS IS" CONDITIONS TO "LIKE NEW" CONDITIONS. FAILURE TO ADEQUATELY IDENTIFY ALL VISIBLE WORK PRIOR TO BIDDING WILL WAIVE ALL FUTURE CLAIMS FOR EXTRA COSTS.

7. NEW CONSTRUCTION SHALL MATCH EXISTING "BUILDING STANDARDS" EXCEPT AS NOTED OTHERWISE. VERIFY EXISTING CONSTRUCTION IN FIELD AND REPORT ANY DISCREPANCIES TO ARCHITECT AND BUILDING OWNER.

8. UPON AWARD OF BID, THE GENERAL CONTRACTOR SHALL SUBMIT A FINAL SCHEDULE COORDINATING CONSTRUCTION TIME FOR ALL SUBCONTRACTORS AND GENERAL CONTRACTORS WORK.

9. DO NOT DISASSEMBLE DRAWING SETS FOR DISTRIBUTION TO SUBCONTRACTORS. SUBCONTRACTORS ARE REQUIRED HAVE A FULL SET OF DRAWINGS FOR BIDDING AND CONSTRUCTION PURPOSES. BY SUBMISSION OF HIS/HER BID THE CONTRACTOR WARRANTS THAT ALL SUB CONTRACTORS HAVE REVIEWED THE ENTIRE DRAWING SET AND IS INTIMATELY FAMILIAR WITH THE ENTIRE SCOPE OF WORK.

10. TENANT SPACES ADJACENT TO EACH SIDE OF THIS SUITE SHALL BE LEFT IN GOOD CONDITION INCLUDING FINISHES, LIGHTING, POWER, ETC.

11. INCLUDE REQUIRED FLOOR PREP. THIS INCLUDES ANY LEVELING AND PATCHING OF SUB-FLOOR IN BID.

12. THE GENERAL CONTRACTOR IS RESPONSIBLE FOR REQUESTING AND COORDINATING ALL BUILDING DEPARTMENT INSPECTIONS, APPROVALS FOR ENTIRE SCOPE OF WORK, AND INDEPENDENT 3RD PARTY TESTING. G.C. SHALL ALSO OBTAIN THE FINAL "CERTIFICATE OF OCCUPANCY".

13. UNLESS NOTED OTHERWISE, GENERAL CONTRACTOR TO PROVIDE AND PURCHASE ALL PERMITS AND CERTIFICATIONS REQUIRED FOR THE FULFILLMENT OF THE WORK. GENERAL CONTRACTOR AND SUBCONTRACTORS SHALL COMPLY WITH ALL LAWS, BUILDING CODES, ORDINANCES, RULES AND REGULATIONS REQUIRED. ALL PERMITS MUST BE ON SITE AND AVAILABLE TO BUILDING INSPECTORS AT ALL TIMES.

14. GENERAL CONTRACTOR SHALL PURCHASE AND MAINTAIN CERTIFICATIONS OF INSURANCE WITH RESPECT TO WORKMAN'S COMPENSATION/PUBLIC LIABILITY AND PROPERTY DAMAGE AS REQUIRED BY LAW AND ANY ADDITIONAL BONDS OR INSURANCE REQUESTED BY THE OWNER PRIOR TO BEGINNING WORK, PER LANDLORD'S REQUIREMENTS. GENERAL CONTRACTOR SHALL BE RESPONSIBLE FOR INITIATING, MAINTAINING AND SUPERVISING ALL SAFETY PRECAUTIONS IN CONNECTION WITH THIS WORK.

15. DELIVERY OF MATERIALS SHALL ENTER BUILDING AT POINT DESIGNATED BY THE BUILDING OWNER AND FOLLOW PREDETERMINED ROUTE THROUGH BUILDING TO WORKSPACE. THE GENERAL CONTRACTOR IS RESPONSIBLE FOR THE SECURITY, CONDUCT AND DISCIPLINE OF ALL WORKERS, AND SECURITY OF THE WORK SITE AND STORED MATERIALS, ETC. WHILE ON SITE PER BUILDING MANAGER/OWNER. ALL DELIVERIES WILL BE SCHEDULED WITH PROPERTY MANAGER PRIOR DELIVERY DATES.

16. GENERAL CONTRACTOR SHALL PROVIDE TEMPORARY PROTECTION FOR TENANT'S FURNITURE AND EQUIPMENT DURING CONSTRUCTION.

17. WHEN CHANGE ORDERS HAVE BEEN REQUESTED BY TENANT, CONTRACTOR SHALL SUBMIT WRITTEN PRICES WITH UNIT BREAKDOWNS, AND INDICATE IF CONSTRUCTION COMPLETION DATE IS AFFECTED. CONTRACTOR SHALL OBTAIN ARCHITECT, OWNER AND TENANT'S WRITTEN APPROVAL OF CHANGE ORDERS PRIOR TO IMPLEMENTATION. CONTRACTOR SHALL TAKE RESPONSIBILITY FOR FULL PAYMENT OF CHANGE ORDERS, AND LATENESS IN COMPLETING CONSTRUCTION WORK, IF IMPLEMENTED WITHOUT TENANT'S WRITTEN APPROVAL. THE TENANT'S VERBAL INSTRUCTIONS SHALL NOT IMPLY APPROVAL. REVISION TO CONSTRUCTION DOCUMENTS SHALL ONLY BE AUTHORIZED IF IN WRITING BY THE ARCHITECT.

18. IF ANY DISCREPANCIES EXIST IN THE CONTRACT DOCUMENTS/SPECIFICATIONS, THE GENERAL CONTRACTOR IS RESPONSIBLE FOR CLARIFYING WITH THE ARCHITECT. THE ARCHITECT ONLY SHALL INTERPRET THE CONTRACT DOCUMENTS AND SPECIFICATIONS. THE GENERAL CONTRACTOR SHALL RESOLVE FIELD CONDITIONS NOT SHOWN IN CONTRACT DOCUMENTS WITH ARCHITECT.

19. UNDER NO CIRCUMSTANCES SHALL ANY MEASUREMENT BE SCALED FROM THESE DOCUMENTS. ANY DISCREPANCIES/MISSING DIMENSIONS SHOULD BE BROUGHT TO THE ARCHITECT'S ATTENTION PRIOR TO CONSTRUCTION.

20. SUBMIT TO THE ARCHITECT WITHIN FIVE (5) DAYS OF COMMENCEMENT OF WORK, CONFIRMATION WITH DELIVERY DATES ON ORDERS OF MATERIALS AND EQUIPMENT WITH LONG LEAD TIMES, WHICH COULD PREVENT MEETING OF SPECIFIED CONSTRUCTION DATES. GENERAL CONTRACTOR SHALL INCUR ADDITIONAL EXPENSES REQUIRED TO PROCURE ITEMS, DELAYING TENANT'S SCHEDULE IF ARCHITECT IS NOT NOTIFIED OF LEADTIME PROBLEMS.

21. NOTIFY THE ARCHITECT OF ALL BUILDING ITEMS RELATING TO BOTH WALLS AND CEILING (FIRE HORNS, SPEAKERS, SMOKE DETECTORS, SPRINKLERS, ETC.) NOT INDICATED IN THESE DOCUMENTS FOR EXACT LOCATION/RELOCATION BEFORE PROCEEDING WITH CONSTRUCTION.

22. GENERAL CONTRACTOR TO FURNISH AND INSTALL ALL MANUFACTURED ITEMS, MATERIALS AND EQUIPMENT IN ACCORDANCE WITH THE MANUFACTURER'S RECOMMENDED SPECIFICATIONS, OR THE SPECIFICATIONS AS DESCRIBED IN THESE DRAWINGS, WHICHEVER IS MORE STRINGENT.

23. PROVIDE SEPARATE TRASH REMOVAL SERVICES DURING DEMOLITION AND NEW CONSTRUCTION AND PROVIDE THOROUGH CLEANING OF ANY AFFECTED PUBLIC SPACES BEFORE LEAVING THE PREMISES EACH DAY. ALL MATERIALS SHALL BE DISPOSED OF IN A PROPER AND CODE COMPLIANT MANNER. COORDINATE LOCATION OF DUMPSTER IF REQUIRED WITH BUILDING OWNER/MANAGER. LOCATION MUST BE APPROVED BY BUILDING MANAGEMENT PRIOR TO DELIVERY.

24. THE CONTRACTOR IS TO VERIFY THE SIZE OF ALL LANDLORD/TENANT SUPPLIED ITEMS PRIOR TO THE INSTALLATION AND COMMENCEMENT OF WORK AND ADVISE THE ARCHITECT OR LANDLORD/TENANT OF DISCREPANCIES.

25. ANY MODIFICATIONS TO EXISTING CONDITIONS NOT INDICATED ON PLAN AS A RESULT OF THE BUILDING REVIEW PROCESS SHALL BE INCLUDED INTO THE PROJECT CONSTRUCTION COST AND NOT INDICATED AS AN EXTRA COST.

26. HAZARDOUS MATERIALS: OWNER ACKNOWLEDGES THAT OWNER IS SOLELY RESPONSIBLE FOR COMPLIANCE WITH ALL FEDERAL, STATE AND LOCAL LAWS RELATING TO THE ENVIRONMENT INCLUDING, WITHOUT LIMITATION, THE NATIONAL EMISSIONS STANDARDS FOR HAZARDOUS AIR POLLUTANTS AND THE OCCUPATIONAL SAFETY AND HEALTH ACT.

27. ARCHITECT AND ARCHITECT'S EMPLOYEES, CONSULTANTS AND OTHER AFFILIATES SHALL HAVE NO RESPONSIBILITY FOR THE DISCOVERY, PRESENCE, HANDLING, REMOVAL OR DISPOSAL OF OR EXPOSURE OF PERSONS TO HAZARDOUS MATERIALS IN ANY FORM, INCLUDING WITHOUT LIMITATION ASBESTOS, ASBESTOS PRODUCTS, POLYCHLORINATED BIPHENYL (PCB) OR OTHER TOXIC SUBSTANCES.

A
B
B.1
C
C.1
D
D.1
E
F
G
H
H.1
J
J.1
K
L
M
N
1
2
3
4
5
6
7
8
9
10
11
12
SHADED AREAS INDICATE NOT IN CONTRACT

KEY PLAN
NOT TO SCALE

ARCHITEXTURES SP
8725 Big Bend Boulevard
St. Louis, Missouri 63119
phone: 314-434-9700

Construction Documents for:

First Floor Tenant Space
Landlord's Delivery Condition

710 North Tucker Boulevard
St. Louis, Missouri 63101

The seal(s) and signature(s) apply only to the document to which they are affixed and we expressly disclaim any responsibility for all other plans, specifications, estimates, reports or other documents or instruments relating to or intended to be used for any part or parts of the project.

Revisions:

#	Description	Date

GENERAL NOTES & KEY PLAN

A1.01

2 of 5

Issue Date: 02.23.21

Job Number: 20-017.09

GENERAL NOTES

1. ALL WORK IS TO BE PERFORMED BY LANDLORD'S GENERAL CONTRACTOR. THE FOLLOWING SCOPE APPLIES TO THE AREAS WITHIN THE PREMISES.

2. ALL SHADED AREAS INDICATE "NO WORK" OR "NOT IN CONTRACT" UNLESS OTHERWISE NOTED ON PLAN.

4. LANDLORD TO PATCH FLOORS AS NEEDED TO CREATE A UNIFORM AND LEVEL SURFACE.

5. LOWER LEVEL FLOORING: FLOORING IN THIS AREA TO BE DETERMINED (TBD). VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.

6. UPPER LEVEL FLOORING: FLOORING IN THIS AREA TO BE DETERMINED (TBD). VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.

8. (HVAC) MECHANICAL ROOMS: CONSTRUCT MECHANICAL ROOMS, AS SHOWN ON LEASE "EXHIBIT D", TO CONTAIN AIR HANDLING EQUIPMENT, INCLUDING RETURN AIR GRILLE.

9. (ELECTRICAL) PANELS / CAPACITY: INSTALL ELECTRIC PANELS WITHIN THE PREMISES TO SERVICE THE OFFICE SPACE AND MANUFACTURING SPACE AT COMMERCIALLY REASONABLE LEVELS, WITH THE FOLLOWING EXCEPTION: THE ELECTRICAL POWER CAPACITY FOR, AND SUB-PANELS SERVING, THE SPECIALIZED EQUIPMENT IN CELLS 1-8 AND MPG 1 AND 2 (AS DESCRIBED ON LEASE "EXHIBIT L") IS NOT PART OF LANDLORD'S DELIVERY CONDITION. LANDLORD WILL INSTALL A SUBMETER THAT SERVES THE PANELS THAT FEED CELLS 1-8 AND MPG 1 AND 2.

10. (ELECTRICAL) POWER TO MECHANICAL SYSTEMS: INSTALL POWER TO MECHANICAL SYSTEMS.

13. (RESTROOMS): LANDLORD WILL INSTALL MEN'S AND WOMEN'S ROOMS IN THE "AMENITY AREA", AS SHOWN ON LEASE "EXHIBIT M" OR IN A SUBSTANTIALLY SIMILAR LOCATION AND CONFIGURATION, WITH 4 WATER CLOSETS / URINALS, 2 SINKS, AND 1 SHOWER, IN EACH BATHROOM.

KEYED NOTES

(NOT ALL KEYED NOTES APPEAR ON ALL SHEETS) 3

1. LANDLORD TO PROVIDE AND INSTALL NEW ALUMINUM STOREFRONTS WITH INSULATED GLASS IN EXISTING MASONRY OPENINGS. EXISTING STOREFRONTS TO BE DEMO / REMOVED ONLY WHEN NEW STOREFRONTS ARE READY TO BE INSTALLED.
2. EXISTING EXTERIOR STONE SILL TO REMAIN. PROTECT DURING CONSTRUCTION.
3. EXISTING TRANSOM WINDOWS ABOVE STOREFRONT. PROVIDE AND INSTALL NEW INSULATED GLASS. PAINT FRAMES TO MATCH NEW STOREFRONT. EXISTING STOREFRONTS TO BE DEMO / REMOVED ONLY WHEN NEW STOREFRONTS ARE READY TO BE INSTALLED.
4. EXISTING WINDOWS TO BE RESTORED TO MATCH BUILDING STANDARD FINISH. LANDLORD TO PROVIDE AND INSTALL PLEXIGLAS / GLASS PANELS ON INBOARD SIDE OF EXISTING GLAZING SYSTEM TO CREATE AN INSULATION AIR GAP FOR THERMAL PERFORMANCE.
5. DOUBLE GLASS DOORS AND GLASS PANELS AT MAIN ENTRY TO THE PREMISES AT EAST END OF BUILDING LOBBY WITH MAGNETIC HARDWARE, AS SHOWN ON LEASE "EXHIBIT C".
6. INSTALL HOLLOW METAL DOOR WITH PANIC HARDWARE AT ENTRY TO PREMISES FROM WEST END OF BUILDING LOBBY (INCLUDING CONDUIT FOR WALL MOUNTED ACCESS CONTROL).
7. INSTALL HOLLOW METAL DOORS AS REQUIRED BY CODE WITH PANIC HARDWARE AT ENTRY TO PREMISES FROM WAREHOUSE CORRIDOR (INCLUDING CONDUIT FOR WALL MOUNTED ACCESS CONTROL).
8. LANDLORD TO PATCH FLOORS AS NEEDED TO CREATE A UNIFORM AND LEVEL SURFACE. LOWER LEVEL FLOORING TBD. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
9. LANDLORD TO PATCH FLOORS AS NEEDED TO CREATE A UNIFORM AND LEVEL SURFACE. UPPER LEVEL FLOORING TBD. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
10. PROVIDE AND INSTALL NEW MOISTURE RESISTANT DRYWALL PARTITION WITH MOISTURE RESISTANT INSULATION. NEW DRYWALL TO EXTEND UP TO TOP OF EXISTING GARAGE DOORS (± 8'-0" - VARIES). PROVIDE 45° BEVEL AT TOP OF PARTITION.
11. PROVIDE AND INSTALL NEW BUILDING STANDARD DRYWALL DEMISING PARTITION UP TO UNDERSIDE OF EXISTING STRUCTURE. PROVIDE INSULATION AND TOP DEFLECTION TRACK.
12. SCOPE OF WORK FOR NEW FURRED OUT PARTITION AT EXISTING CLAY BLOCK LOBBY WALL TO BE DETERMINED. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
13. PROVIDE AND INSTALL NEW 3 5/8" METAL STUD AND DRYWALL PARTITION AT EXISTING CONCRETE COLUMNS UP TO ± 14'-0".
14. EXISTING CONCRETE COLUMN / WALLS. PREPARE TO RECEIVE NEW PAINT FINISH.
15. EXISTING PARTIAL HEIGHT CONCRETE PIER WITH MECHANICAL DUCT. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
16. RAMPS / STAIRS: INSTALL THE SUBSTRUCTURE THAT IS READY TO RECEIVE FINISHES FOR ADA COMPLIANT RAMPS AND CODE COMPLIANT STAIRS AS SHOWN ON LEASE "EXHIBIT C".
17. GARAGE DOOR MODIFICATIONS: LANDLORD SHALL EITHER INSTALL INSULATED, MOTORIZED ROLL-UP GARAGE DOOR, OR SHALL ADD INSULATION AND A MOTOR TO AN EXISTING GARAGE DOOR, AT NEW TENANT LOADING DOCK AREA.
18. SIGNAGE / RE-STRIPING: ADD SIGNAGE AND RE-STRIPE OF LOADING AREA ASPHALT SURFACE REQUIRED TO PROVIDE FOR TENANT'S EXCLUSIVE USE OF NEW TENANT LOADING DOCK.
19. INSTALL DOUBLE 3'-0" x 8'-0" HOLLOW METAL DOORS (INCLUDING LOCKING HARDWARE KEYED TO THE BUILDING'S MASTER) AT A MUTUALLY AGREEABLE LOCATION. LOCATION TBD.
20. FILL IN EXISTING FLOOR OPENING WITH NEW CONCRETE. PROVIDE SMOOTH AND LEVEL TRANSITION TO EXISTING. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
21. EXISTING VERTICAL LOUVERS ADJACENT TO ELEVATOR. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
22. PATCH OPENINGS IN EXISTING CLAY TILE WALL. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.

MATCH LINE 'A'
SHADED AREAS INDICATE 'NOT IN CONTRACT'
6
7
8
9
10
11
12
A
B
B.1
C
C.1
D
D.1
E
F
G
H
TYPICAL
TYP.
UP
DN

1 PARTIAL ARCHITECTURAL PLAN

ARCHITEXTURES SP

8725 Big Bend Boulevard
St. Louis, Missouri 63119
phone: 314-434-9700

Construction Documents for:

First Floor Tenant Space
Landlord's Delivery Condition

710 North Tucker Boulevard
St. Louis, Missouri 63101

The seal(s) and signature(s) apply only to the document to which they are affixed and we expressly disclaim any responsibility for all other plans, specifications, estimates, reports or other documents or instruments relating to or intended to be used for any part or parts of the project.

Revisions:

#	Description:	Date

PARTIAL ARCHITECTURAL PLAN

A2.01

3 of 5

Issue Date: 02.23.21

Job Number: 20-017.09

48

GENERAL NOTES (SEE SHEET A2.01 FOR GENERAL NOTES)

KEYED NOTES (NOT ALL KEYED NOTES APPEAR ON ALL SHEETS)

1. LANDLORD TO PROVIDE AND INSTALL NEW ALUMINUM STOREFRONTS WITH INSULATED GLASS IN EXISTING MASONRY OPENINGS. EXISTING STOREFRONTS TO BE DEMO / REMOVED ONLY WHEN NEW STOREFRONTS ARE READY TO BE INSTALLED.
2. EXISTING EXTERIOR STONE SILL TO REMAIN. PROTECT DURING CONSTRUCTION.
3. EXISTING TRANSOM WINDOWS ABOVE STOREFRONT. PROVIDE AND INSTALL NEW INSULATED GLASS. PAINT FRAMES TO MATCH NEW STOREFRONT. EXISTING STOREFRONTS TO BE DEMO / REMOVED ONLY WHEN NEW STOREFRONTS ARE READY TO BE INSTALLED.
4. EXISTING WINDOWS TO BE RESTORED TO MATCH BUILDING STANDARD FINISH. LANDLORD TO PROVIDE AND INSTALL PLEXIGLAS / GLASS PANELS ON INBOARD SIDE OF EXISTING GLAZING SYSTEM TO CREATE AN INSULATION AIR GAP FOR THERMAL PERFORMANCE.
5. DOUBLE GLASS DOORS AND GLASS PANELS AT MAIN ENTRY TO THE PREMISES AT EAST END OF BUILDING LOBBY WITH MAGNETIC HARDWARE, AS SHOWN ON LEASE EXHIBIT C.
6. INSTALL HOLLOW METAL DOOR WITH PANIC HARDWARE AT ENTRY TO PREMISES FROM WEST END OF BUILDING LOBBY (INCLUDING CONDUIT FOR WALL MOUNTED ACCESS CONTROL).
7. INSTALL HOLLOW METAL DOORS AS REQUIRED BY CODE WITH PANIC HARDWARE AT ENTRY TO PREMISES FROM WAREHOUSE CORRIDOR (INCLUDING CONDUIT FOR WALL MOUNTED ACCESS CONTROL).
8. LANDLORD TO PATCH FLOORS AS NEEDED TO CREATE A UNIFORM AND LEVEL SURFACE. LOWER LEVEL FLOORING TBD. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
9. LANDLORD TO PATCH FLOORS AS NEEDED TO CREATE A UNIFORM AND LEVEL SURFACE. UPPER LEVEL FLOORING TBD. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
10. PROVIDE AND INSTALL NEW MOISTURE RESISTANT DRYWALL PARTITION WITH MOISTURE RESISTANT INSULATION. NEW DRYWALL TO EXTEND UP TO TOP OF EXISTING GARAGE DOORS (± 8'-0" - VARIES). PROVIDE 45° BEVEL AT TOP OF PARTITION.
11. PROVIDE AND INSTALL NEW BUILDING STANDARD DRYWALL DEMISING PARTITION UP TO UNDERSIDE OF EXISTING STRUCTURE. PROVIDE INSULATION AND TOP DEFLECTION TRACK.
12. SCOPE OF WORK FOR NEW FURRED OUT PARTITION AT EXISTING CLAY BLOCK LOBBY WALL TO BE DETERMINED. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
13. PROVIDE AND INSTALL NEW 3 5/8" METAL STUD AND DRYWALL PARTITION AT EXISTING CONCRETE COLUMNS AND EXTERIOR BRICK WALLS UP TO ± 14'-0".
14. EXISTING CONCRETE COLUMN / WALLS. PREPARE TO RECEIVE NEW PAINT FINISH.
15. EXISTING PARTIAL HEIGHT CONCRETE PIER WITH MECHANICAL DUCT. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
16. RAMPS / STAIRS: INSTALL THE SUBSTRUCTURE THAT IS READY TO RECEIVE FINISHES FOR ADA COMPLIANT RAMPS AND CODE COMPLIANT STAIRS AS SHOWN ON LEASE EXHIBIT C.
17. GARAGE DOOR MODIFICATIONS: LANDLORD SHALL EITHER INSTALL INSULATED, MOTORIZED ROLL-UP GARAGE DOOR, OR SHALL ADD INSULATION AND A MOTOR TO AN EXISTING GARAGE DOOR, AT NEW TENANT LOADING DOCK AREA.
18. SIGNAGE / RE-STRIPING: ADD SIGNAGE AND RE-STRIPE OF LOADING AREA ASPHALT SURFACE REQUIRED TO PROVIDE FOR TENANT'S EXCLUSIVE USE OF NEW TENANT LOADING DOCK.
19. INSTALL DOUBLE 3'-0" x 8'-0" HOLLOW METAL DOORS (INCLUDING LOCKING HARDWARE KEYED TO THE BUILDING'S MASTER) AT A MUTUALLY AGREEABLE LOCATION. LOCATION TBD.
20. FILL IN EXISTING FLOOR OPENING WITH NEW CONCRETE. PROVIDE SMOOTH AND LEVEL TRANSITION TO EXISTING. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
21. EXISTING VERTICAL LOUVERS ADJACENT TO ELEVATOR. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
22. PATCH OPENINGS IN EXISTING CLAY TILE WALL. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.

SLOTTED DEFLECTION TRACK ATTACH TO EXISTING DECK PER MANUFACTURER'S INSTRUCTIONS
EXISTING DECK - FIELD VERIFY
PROVIDE CONTINUOUS FLEXIBLE ACOUSTICAL SEALANT TO SEAL BETWEEN GYPSUM BOARD AND DECK

P1 PARTITION TYPE
SCALE: 1 1/2" = 1'-0"

F.R.T. WOOD BLOCKING

P2 PARTITION TYPE
SCALE: 1 1/2" = 1'-0"

A
B
7
8
9
10
11
12
H
H.1
J
J.1
K
L
M
N
TYPICAL

1 PARTIAL ARCHITECTURAL PLAN
SCALE: 1/8" = 1'-0"

ARCHITEXTURES SP

8725 Big Bend Boulevard
St. Louis, Missouri 63119
phone: 314-434-9700

Construction Documents for:
First Floor Tenant Space
Landlord's Delivery Condition
710 North Tucker Boulevard
St. Louis, Missouri 63101

Revisions:

#	Description	Date

PARTIAL ARCHITECTURAL PLAN

A2.02

4 of 5

Issue Date: 02.23.21

Job Number: 20-017.09

GENERAL NOTES (SEE SHEET A2.01 FOR GENERAL NOTES)

KEYED NOTES (NOT ALL KEYED NOTES APPEAR ON ALL SHEETS)

1. LANDLORD TO PROVIDE AND INSTALL NEW ALUMINUM STOREFRONTS WITH INSULATED GLASS IN EXISTING MASONRY OPENINGS. EXISTING STOREFRONTS TO BE DEMO / REMOVED ONLY WHEN NEW STOREFRONTS ARE READY TO BE INSTALLED.
2. EXISTING EXTERIOR STONE SILL TO REMAIN. PROTECT DURING CONSTRUCTION.
3. EXISTING TRANSOM WINDOWS ABOVE STOREFRONT. PROVIDE AND INSTALL NEW INSULATED GLASS, PAINT FRAMES TO MATCH NEW STOREFRONT. EXISTING STOREFRONTS TO BE DEMO / REMOVED ONLY WHEN NEW STOREFRONTS ARE READY TO BE INSTALLED.
4. EXISTING WINDOWS TO BE RESTORED TO MATCH BUILDING STANDARD FINISH. LANDLORD TO PROVIDE AND INSTALL PLEXIGLAS / GLASS PANELS ON INBOARD SIDE OF EXISTING GLAZING SYSTEM TO CREATE AN INSULATION AIR GAP FOR THERMAL PERFORMANCE.
5. DOUBLE GLASS DOORS AND GLASS PANELS AT MAIN ENTRY TO THE PREMISES AT EAST END OF BUILDING LOBBY WITH MAGNETIC HARDWARE, AS SHOWN ON LEASE EXHIBIT C.
6. INSTALL HOLLOW METAL DOOR WITH PANIC HARDWARE AT ENTRY TO PREMISES FROM WEST END OF BUILDING LOBBY (INCLUDING CONDUIT FOR WALL MOUNTED ACCESS CONTROL).
7. INSTALL HOLLOW METAL DOORS AS REQUIRED BY CODE WITH PANIC HARDWARE AT ENTRY TO PREMISES FROM WAREHOUSE CORRIDOR (INCLUDING CONDUIT FOR WALL MOUNTED ACCESS CONTROL).
8. LANDLORD TO PATCH FLOORS AS NEEDED TO CREATE A UNIFORM AND LEVEL SURFACE. LOWER LEVEL FLOORING TBD. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
9. LANDLORD TO PATCH FLOORS AS NEEDED TO CREATE A UNIFORM AND LEVEL SURFACE. UPPER LEVEL FLOORING TBD. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
10. PROVIDE AND INSTALL NEW MOISTURE RESISTANT DRYWALL PARTITION WITH MOISTURE RESISTANT INSULATION. NEW DRYWALL TO EXTEND UP TO TOP OF EXISTING GARAGE DOORS (± 8'-0" - VARIES). PROVIDE 45° BEVEL AT TOP OF PARTITION.
11. PROVIDE AND INSTALL NEW BUILDING STANDARD DRYWALL DEMISING PARTITION UP TO UNDERSIDE OF EXISTING STRUCTURE. PROVIDE INSULATION AND TOP DEFLECTION TRACK.
12. SCOPE OF WORK FOR NEW FURRED OUT PARTITION AT EXISTING CLAY BLOCK LOBBY WALL TO BE DETERMINED. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
13. PROVIDE AND INSTALL NEW 3 5/8" METAL STUD AND DRYWALL PARTITION AT EXISTING CONCRETE COLUMNS AND EXTERIOR BRICK WALLS UP TO ± 14'-0".
14. EXISTING CONCRETE COLUMN / WALLS. PREPARE TO RECEIVE NEW PAINT FINISH.
15. EXISTING PARTIAL HEIGHT CONCRETE PIER WITH MECHANICAL DUCT. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
16. RAMPS / STAIRS: INSTALL THE SUBSTRUCTURE THAT IS READY TO RECEIVE FINISHES FOR ADA COMPLIANT RAMPS AND CODE COMPLIANT STAIRS AS SHOWN ON LEASE EXHIBIT C.
17. GARAGE DOOR MODIFICATIONS: LANDLORD SHALL EITHER INSTALL INSULATED, MOTORIZED ROLL UP GARAGE DOOR, OR SHALL ADD INSULATION AND A MOTOR TO AN EXISTING GARAGE DOOR, AT NEW TENANT LOADING DOCK AREA.
18. SIGNAGE / RE-STRIPING: ADD SIGNAGE AND RE-STRIPE OF LOADING AREA ASPHALT SURFACE REQUIRED TO PROVIDE FOR TENANT'S EXCLUSIVE USE OF NEW TENANT LOADING DOCK.
19. INSTALL DOUBLE 3'-0" x 8'-0" HOLLOW METAL DOORS (INCLUDING LOCKING HARDWARE KEYED TO THE BUILDING'S MASTER) AT A MUTUALLY AGREEABLE LOCATION. LOCATION TBD.
20. FILL IN EXISTING FLOOR OPENING WITH NEW CONCRETE. PROVIDE SMOOTH AND LEVEL TRANSITION TO EXISTING. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
21. EXISTING VERTICAL LOUVERS ADJACENT TO ELEVATOR. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.
22. PATCH OPENINGS IN EXISTING CLAY TILE WALL. VERIFY EXTENT OF WORK WITH OWNER REPRESENTATIVE.

H
H.1
J
J.1
K
L
M
N
1
2
3
4
5
6
7
A
B
SHADED AREAS INDICATE NOT IN CONTRACT
CENTER NEW DEMISING WALL ON COLUMN GRID / STRUCTURE
EQUAL
TYPICAL
MATCH LINE 'A'
MATCH LINE 'B'

1 PARTIAL DEMOLITION PLAN
SCALE: 1/8" = 1'-0"

EXISTING CONCRETE COLUMN TO REMAIN
5/8" GYPSUM BOARD ONE SIDE
3 5/8" METAL STUDS, 20 GA. AT 16" O.C.
3 1/2" MOISTURE RESISTANT THERMAL INSULATION AT EXTERIOR COLUMNS ONLY

P3 PARTITION TYPE
SCALE: 1 1/2" = 1'-0"

ARCHITEXTURES SP

8725 Big Bend Boulevard
St. Louis, Missouri 63119
phone: 314-434-9700

Construction Documents for:
First Floor Tenant Space
Landlord's Delivery Condition
710 North Tucker Boulevard
St. Louis, Missouri 63101

The seal(s) and signature(s) apply only to the document to which they are affixed and we expressly disclaim any responsibility for all other plans, specifications, estimates, reports or other documents or instruments relating to or intended to be used for any part or parts of the project.

Revisions:
Description Date

PARTIAL ARCHITECTURAL PLAN
A2.03
5 of 5

Issue Date: 02.23.21
Job Number: 20-017.09

49

EXHIBIT D

SCHEMATIC DESIGN PLANS (TENANT IMPROVEMENTS), APPROVED DESIGN DEVELOPMENT TENANT IMPROVEMENT PLANS, AND FINAL TENANT IMPROVEMENT PLANS (ALL TO BE ATTACHED HERETO)

The parties are attaching to Exhibit D at Lease execution Schematic Design Plans (Tenant Improvements), by Remiger Associates.

These Schematic Design Plans (Tenant Improvements) will be converted to Design Development Tenant Improvement Plans pursuant to the process detailed on Exhibit E. After Tenant and Landlord have followed the process on Exhibit E and issued their written approvals as required, the Approved Design Development Tenant Improvement Plans will be attached hereto, initialed by both Landlord and Tenant.

After the parties have followed the additional process described in Exhibit E and converted the Approved Design Development Tenant Improvement Plans into Final Tenant Improvement Plans (which include the Final Tenant Improvement Bid), then the Final Tenant Improvement Plans will be attached hereto, initialed by both Landlord and Tenant.

50

EXHIBIT E

DESIGN / CONSTRUCTION OF TENANT IMPROVEMENTS

A. The following steps shall be followed in connection with design and construction of Tenant’s interior finish work for the Premises (the “Tenant Improvements”).

(i) Promptly following the date on which this Lease has been signed (2/26/2021) by both parties, Landlord and Tenant shall work with the companies described on Exhibit F (and any additional companies as either party wants to include in the process, including Tenant’s project manager Cresa St. Louis, Inc.) to convert the Schematic Design Plans (Tenant (Improvements) attached to Exhibit D at Lease execution into design development plans and specifications for the Tenant Improvements (the “Design Development Tenant Improvement Plans”). Preliminary Landlord’s Delivery Condition Plans are attached to Exhibit C-2 at Lease execution. In parallel, Landlord (with Tenant’s input and after agreement with Tenant on issues like mechanical closet locations) shall work to finalize plans and specifications for Landlord’s Delivery Condition (“Final Landlord Delivery Condition Plans”) and generate preliminary plans for the mechanical, electrical, and plumbing systems (“Preliminary MEP Plans”).

(ii) Thereafter, by 3/30/2021 per Exhibit J, Tenant shall submit said Design Development Tenant Improvement Plans to Landlord for its approval, and Landlord and Tenant shall work together to promptly resolve any issues, and once the issues, if any, are resolved (by 4/05/2021 per Exhibit J), Tenant and Landlord shall give their written approval to the design development plans (after approval called the “Approved Design Development Tenant Improvement Plans”).

(iii) Landlord and Tenant shall submit the Approved Design Development Tenant Improvement Plans, plus the Preliminary MEP Plans (which will govern work in both Landlord’s Delivery Condition and the Tenant Improvements), to the contractor selected as Landlord’s general contractor, which is expected to be Wright Building Systems, LLC (the “GC”) to construct the Tenant Improvements, and Landlord shall sign a construction contract with its general contractor (the “GC Contract”). GC will obtain competitive bids from at least three (3) subcontractors for each work category to be subcontracted and submit the same to Landlord and Tenant for approval. If Tenant is not satisfied with such bids, Landlord, Tenant, and GC shall work together to modify the Approved Design Development Tenant Improvement Plans and Preliminary MEP Plans to arrive at a bid from GC that is reasonably acceptable to Tenant (by 5/14/2021 per Exhibit J). Once Tenant has given written approval to this bid from GC, this bid is referred to as the “Final Tenant Improvement Bid” and the plans approved in writing by Landlord, Tenant and GC that relate to such Final Tenant Improvement Bid are referred to as the “Final Tenant Improvement Plans” (which incorporates the portions of the Final MEP Plans that will be constructed as part of the Tenant Improvements).

(iv) Landlord agrees to require in the GC Contract that the GC provide a written warranty covering any defects in the workmanship or materials with respect to the Tenant Improvements for a minimum period of one (1) year from the Commencement Date, and such warranty shall be assigned to Tenant.

51

(v) Promptly after Landlord has given its written approval to the Final Tenant Improvement Bid, the Final Tenant Improvement Plans and the GC Contract, and a building permit from the City of St. Louis has been issued, Landlord shall cause GC to commence construction of the Tenant Improvements in accordance with the Final Tenant Improvement Plans (by 6/03/2021 per Exhibit J).

B. Landlord shall provide a Tenant Improvement Allowance (sometimes referred to as the “Allowance”) in the amount set forth under the Basic Lease Data Section to be disbursed solely to pay for the Tenant Improvements costs incurred by Tenant, subject to the terms and conditions in the Lease. Tenant shall pay (i) all Tenant Improvement costs that are in excess of the applicable Allowance payable for said costs, and (ii) any other improvement costs that Landlord is not responsible for per the terms of the Lease and which are not eligible to be paid from the Allowance per the terms of this Lease. Paragraph C below of this Exhibit shall govern the procedure for Tenant to pay the Tenant Improvement costs that are to be paid by Tenant. With respect to disbursement of the Allowance, Landlord may make payments directly to the GC as it receives and approves invoices from the GC. Landlord in its sole discretion may also disburse Allowance funds directly to subcontractors and other third parties, including Tenant, upon receipt of documentation satisfactory to Landlord for the amounts to be paid. Landlord may collect lien waivers and such other documentation as it deems appropriate in connection with disbursing the Allowance. Landlord may impose other conditions on disbursement pursuant to Section 12 of this Lease.

C. Landlord shall keep track of the cost of the Tenant Improvements (the “TI Costs”) and calculate from time to time whether or not the cost of the Tenant Improvements exceeds the Allowance Funds available to pay those TI Costs. The amount by which the TI Costs exceed the Allowance Funds available is referred to as the “TI Shortfall”. Tenant shall pay the TI Shortfall to Landlord in the manner described in this paragraph, and Landlord shall use those payments to (i) pay Tenant Improvement costs, and (ii) to reimburse to Landlord any portion of the TI Shortfall that was paid by Landlord. Tenant shall pay the TI Shortfall on a prorated basis in the manner hereafter described. Landlord shall calculate the amount of the TI Shortfall, and the total remaining cost of the Tenant Improvements. At the time of each disbursement by Landlord, Tenant shall pay to Landlord an amount equal to the total amount to be disbursed multiplied by a fraction in which the numerator is the TI Shortfall, and the denominator is the total remaining cost of the Tenant Improvements. Within 30 days of final completion of the Tenant Improvements, Landlord shall make a final determination of the total cost of the Tenant Improvements, the total amount of the Allowance applied toward payment of the Tenant Improvement costs, the total amount of the TI Shortfall, and the total amount Tenant has paid toward the TI Shortfall, and Landlord shall provide Tenant with a copy of said calculations. If said calculations show Tenant has underpaid its obligations toward paying for Tenant Improvements, Tenant shall pay to Landlord the amount of said underpayment within 30 days of being billed for the underpayment. If said calculations show Tenant has overpaid the amount it was to pay for Tenant Improvements, Landlord shall pay to Tenant the amount of said overpayment within 60 days after final completion of the Tenant Improvements, or alternatively, Landlord may give Tenant a credit against Base Rent equal to the amount of the overpayment. Landlord’s books and records relating to the matters described in this paragraph may be inspected by Tenant.

52

D. Except as otherwise permitted in the next sentence, the Allowance may only be used to pay for permanent improvements to the Building (and costs associated with such permanent improvements, such as charges paid for space planning and architectural services incurred in preparing plans for such improvements), and it may not be used to pay for anything that is not a permanent improvement (for example, it cannot be used to pay for furniture, office equipment or equipment and supplies used by Tenant in its business). In the event the actual construction costs are less than the stated Allowance, Tenant requires the ability to apply the remaining Allowance to its phone/data cabling, finish upgrades, moving costs, etc., but in no event to rent reduction.

E. From time to time during the course of construction of the Tenant Improvements, Tenant, Landlord or GC may request changes to the GC Contract, pursuant to a change order (“Change Order”), and Landlord agrees to use commercially reasonable efforts to secure any such Change Order that may be requested by Tenant. A Change Order is a written amendment to the GC Contract signed by Landlord, Tenant and GC, authorizing a change in the terms of the GC Contract, however, no material change shall be made to the Final Tenant Improvement Plans and no change shall be made which increases Tenant’s costs without first obtaining Tenant’s, Landlord’s and GC’s prior written approval of such change, which approval will not be unreasonably withheld or delayed. Landlord’s approval of a change order does not waive any rights that Landlord may have as a consequence of such Change Order, including, but not limited to, the right pursuant to Section 3.A of the Lease to accelerate the Commencement Date if the approved Change Order constitutes a Tenant’s Delay that has delayed the Commencement Date.

F. GC shall provide to Landlord and Tenant, prior to the start of construction, a copy of the construction schedule. GC shall keep Landlord and Tenant advised of any changes to the construction schedule.

G. Tenant shall have access to the Premises at all times during construction and shall promptly inform GC and Landlord in writing if Tenant discovers any defects in or other problems with the construction work.

H. Tenant shall participate in any inspections of the construction work conducted at substantial completion and at final completion of the Tenant Improvements. Tenant or Tenant’s architect shall, if requested by Landlord, sign an acceptance of the Tenant Improvements at the time of such inspection(s), subject to noting any punchlist items still to be completed, and any defects to be corrected and to latent defects.

Landlord’s review and approval of Plans, construction contracts, construction work and anything else, is solely for the protection of Landlord. Landlord shall have no liability to Tenant for any loss, damage, liability or expense suffered by Tenant as a result of any defects in any Plans, construction contracts, construction work or anything else that has been approved by Landlord, and Tenant is responsible for paying for the cost of correcting any such defects (except to the extent there are unused Allowance funds available for that purpose), to the extent such defects are not corrected by the architect pursuant to any warranties they have given to Tenant.

53

EXHIBIT F

ADDITIONAL TERMS RELATED TO CONTRACTORS

Upon full execution of this Lease, Landlord, at Landlord’s sole expense, will immediately proceed with converting the Preliminary Landlord’s Delivery Condition Plans into Final Landlord’s Delivery Conditions Plans, with Architextures SP generating architectural plans for this scope. This will include mechanical and electrical engineering documents from Landlord’s engineer, Ritter Berkeley Consulting Engineers, for both Landlord’s Delivery Condition and what is needed for the Tenant Improvements.

Simultaneously, Landlord and Tenant agree to split the cost of Remiger Design to immediately proceed with construction documents for the Tenant Improvements, who will be under contract to Tenant. As an additional incentive, Landlord’s split of the Remiger CD costs will NOT be deducted from the Tenant Improvement Allowance (“TIA”), but instead Landlord’s payment to Remiger will be in addition to the TIA set forth in the Basic Lease Data section of the Lease.

Tenant has retained Remiger Design for all space planning and design. Landlord agrees to reimburse Remiger (exclusive of the TIA) up to $0.12 per RSF for an initial “test fit” to determine the suitability and efficiency of the proposed space.

Please note, while Landlord’s engineer, Ritter Berkeley Consulting Engineers, is under contract to Landlord, Landlord desires that Tenant have regular and significant input into the systems being designed, as these systems will impact Tenant’s occupancy and unique equipment and will have significant effects upon Tenant’s architect’s design.

While Tenant’s architect, Remiger Design, is under contract to Tenant, the Landlord will have input in the architectural plans in the following areas:

-	Any scope that could have impacts upon the historic nature of the property
-	Impacts upon Landlord’s Delivery Condition scope
-	Impacts upon building systems generally
-	The distribution of mechanical and electrical systems throughout the space downstream from the infrastructure Landlord is installing
-	Finishes of the mechanical, electrical, and plumbing systems, that will become property of Landlord after this lease terminates, which are summarized in text incorporated in Exhibit P hereto, which will be incorporated into the Final Tenant Improvement Plans
-	The number, location, and size of any floor penetrations, and any distribution of systems that occurs below the floor of the Premises

Landlord will manage the construction of the improvements and will waive charging a construction management fee. Landlord’s preferred contractor, Wright Building Systems, shall perform the work on an open book, fixed fee basis. In addition to the actual costs of construction, Wright Building Systems will be paid the following: 1) profit – 5% of actual hard costs of construction excluding general conditions (defined below), 2) overhead – 5% of actual hard costs of construction excluding general conditions (defined below), and 3) actual General Conditions as detailed in Exhibit F-1 attached hereto, including but not limited to: full-time superintendent at $65/hour, 40 hours per week, for the duration of the Tenant Improvement project through punch list, building permit (1%), dumpsters, scissor lift rental, small tools, and temporary fencing. Landlord is waiving typical general conditions expenses for parking for workers, lay down space rental, and a construction office.

Landlord’s general contractor will bid tenant improvement work to no less than three qualified subcontractors in each labor category none of whom shall have any financial relationship with Landlord or Wright Building Systems. Should Tenant have any preferred subcontractors, provided that they meet Landlord’s reasonable requirements, such subcontractors will be included and reasonably considered in the bidding process.

54

EXHIBIT F-1

GENERAL CONDITIONS

Landlord will cause Landlord’s General Contractor for the Tenant Improvements to charge no more than the following amounts for its profit, overhead, and general conditions:

-	Profit: 5% of actual hard costs of Tenant Improvements construction excluding General Conditions (defined below)

-	Overhead: 5% of actual hard costs of Tenant Improvements construction excluding General Conditions (defined below)

-	Actual General Conditions including but not limited to:

○	One full-time superintendent for the duration of the Tenant Improvements construction project through punch list at a cost of $65/hour, 40 hours per week
○	Building permit (1%)
○	Dumpsters at approximately $600/dumpster
○	Temporary fencing
○	Daily cleaning at approximately $10,000
○	Portapotties at a monthly rate of approximately $200/month
○	2 scissor lifts at a monthly rate of approximately $1,350/month per lift
○	Printing of blue prints of approximately $1,500
○	Small tools of approximately $2,000

Landlord is waiving typical general conditions expenses for parking for workers, lay down space rental, and a construction office.

55

EXHIBIT G

RULES AND REGULATIONS

1. The sidewalks, entrances, corridors, elevators and stairways shall not be obstructed by tenants or used by them for any purpose other than for ingress and egress to their respective premises. The corridors, entrances, elevators, and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

2. The Building’s hours are: Monday through Friday from 8:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 12:00 p.m. After such hours, Landlord may lock the entrances to the Building, and entrance to the Building may be limited to persons having a key card to the Building. All of Tenant’s employees will have access to the Building 24/7.

3. Duplicate keys for tenants’ premises shall be obtained only from Landlord, and Landlord may make a reasonable charge therefor. Tenants shall not, under any circumstances, have any duplicate keys made. No additional locks or latches shall be placed upon any door without the written consent of Landlord. Tenants, at the termination of their lease, shall return to Landlord all keys and/or access cards for doors in the Building.

4. The water closets and other water apparatus shall not be used for any other purpose than those for which they were constructed, and no sweepings, rubbish, or other obstructing substances shall be thrown therein. Nothing shall be thrown by tenants or their employees out of the windows or doors or down the passages of the Building.

5. No space in the Building shall be used for sleeping or living quarters, whether temporary or permanent.

6. Tenants shall not advertise for sale or sell any item or merchandise of any kind whatsoever on or from the sidewalk without special written permission of Landlord.

7. No animals, birds, bicycles or other vehicles shall be allowed in the offices, corridors, elevators or elsewhere in the Building, other than in the manufacturing area for lab or research related purposes (including animal testing), subject to Tenant complying—at its sole cost—with all local, state, and federal laws, regulations, ordinances, and zoning regulations.

8. No object the weight of which exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant’s premises. If, in the judgment of the Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as the Landlord shall determine.

9. Machine and mechanical equipment to be installed and used in a tenant’s premises shall be so equipped, installed and maintained by the tenant as to largely prevent any disturbing noise, vibration or electrical or other interference from being transmitted form such premises to any other area of the Building.

56

10. No noise, including the playing of any musical instruments, radio or television, which in the judgment of the Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking of food (other than reheating of food in a microwave oven) shall be done in tenant’s premises, except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or any part thereof, or the use and enjoyment by the other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairing or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or by anyone at the request of any tenant, other than for use in the manufacturing area for lab or research related purposes; provided that all such materials shall be stored and used in compliance with all applicable laws. No offensive gases or liquids will be permitted, other than for use in the manufacturing area for lab or research related purposes; provided that all such materials shall be stored and used in compliance with all applicable laws.

11. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord.

12. The electric current shall be used for ordinary lighting and for ordinary office machines and equipment purposes and manufacturing purposes only, unless written permission to do otherwise shall first have been obtained from Landlord.

13. No painting shall be done (other than touch-ups of paint existing in the Premises at Commencement), nor shall any alterations be made to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made to the electric wires or gas or electric fixtures without the consent in writing on each occasion of Landlord not to be unreasonably withheld. Tenants shall not injure or deface the Building, or the woodwork, the windows, doors, locks, or walls of their respective premises.

14. Unless caused by other tenant’s or from the Common Areas, if any tenant’s premises become infested with vermin, such tenant, at its sole expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

15. Except as otherwise expressly permitted in the Lease or in a writing signed by Landlord, no advertisement, sign, or other notice shall be displayed in or on the windows or doors, or on the outside of any tenant’s premises or on the outside or inside of the Building, except that the name of a tenant may be displayed on the entrance door of such tenant’s premises and at such other places as may be designated by Landlord, which signs or displays shall be subject to the written approval of the Landlord as to the size, color, style and content of such display. The cost of such signs shall be charged to and paid for by tenants.

57

16. No amusement equipment such as pinball machines, games of chance or other like equipment is permitted in the Building. However, ping pong tables, fooseball or similar are acceptable.

17. Tenants shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, if any, plumbing, electric facilities or any part or appurtenance of their premises.

18. Each tenant shall be responsible for the observance of these rules and regulations by such tenant’s employees, agents, customers and invitees.

19. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be necessary, desirable or proper for the safety, care and cleanliness of the Building, or for the preservation of good order therein, or in the best interests of the tenants generally; provided that the same are enforced in a uniform, non-discriminatory manner as to all occupants of the Building.

58

EXHIBIT H

FORM OF LETTER OF CREDIT

[Note to Draft: Form of LC submitted to Tenant’s bank for review]

(Letterhead and Address of Bank)

Irrevocable Standby Letter of Credit No. _______________________

Date: __________

Beneficiary:	Globe Building Company
710 N. Tucker, Suite 100
St. Louis, Missouri 63101
Attn: Jeremy Salvatori, Manager

Applicant:	________________________
________________________
________________________

Amount:	One Million Seven Hundred Fifty Thousand and 0/100 Dollars (USD $1,750,000.00)

Expiry Date:	_________________

Location:	At our counter in ______________

Dear Sir/Madam:

We hereby establish our Irrevocable Standby Letter of Credit No. __________________ in favor of the above Beneficiary in the amount set forth above, available for payment by ____________ Bank, ___________________________, Attention:_____________________ by Beneficiary’s draft or drafts at sight drawn on us, and accompanied by the following documents:

1.	The original of this letter of credit (and amendments, if any), and

2.	A signed and dated certification from the Beneficiary, which includes one of the following statements:

	(a)	“Per the terms of the Lease Agreement dated as of __________, 2021 (“Lease”) between Globe Building Company (“Landlord”) and Stereotaxis, Inc. is entitled per the terms of the Lease to draw on this Letter of Credit;” or

	(b)	“This Letter of Credit is due to expire within thirty (30) days or less.”

59

This Letter of Credit sets forth, in full, the terms of our undertaking, and such undertaking shall not in any way be modified, amended, or amplified by reference to any documents, instrument, or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and any such reference to any document, instrument, or agreement shall not be deemed to be incorporated herein by reference.

The maximum amount which may be drawn under this Letter of Credit shall automatically reduce by $43,750 per month as of the first of each month commencing February 1, 2021.

It is a condition of this Letter of Credit that it will be deemed automatically renewed without an amendment for a period of one (1) year from the present or each future expiration date, unless at least thirty (30) days prior to such expiry date we notify you in writing sent by overnight courier that we elect not to renew this Letter of Credit for such additional period. In no event shall this letter of credit be automatically extended beyond _______________.

This Letter of Credit is transferable in whole but not in part upon our receipt of the attached Exhibit B (Transfer Form) duly completed and executed by the Beneficiary together with this original letter of credit and all amendments if any accompanying our transfer fees.

All documents including draft(s) must indicate the number and date of this credit.

Each draft presented hereunder must be accompanied by this original letter of credit for our endorsement thereon of the amount of such draft(s). Multiple drafts are permitted under this Letter of Credit.

Documents must be sent to us via overnight courier (i.e. Federal Express, UPS, DHL or other Express Courier) at our address: _______________________________________.

We hereby engage with drawers and/or bonafide holders that draft(s) drawn under and negotiated in conformance with the terms and conditions of the subject credit will be duly honored on presentation.

This letter of credit shall be governed by the Uniform Commercial Code, as in effect in the State of Missouri (the “UCC”) and by the provisions (which provisions are incorporated herein) of the Uniform Customs and Practice for Documentary Credits, 2007 revision, ICC Publication No. 600 (2007) (the “UCP”) excluding Articles 32, 36 and 38 (regarding installment drawings, force majeure and transfer) thereof: provided, however, that, to the extent or any inconsistency between the UCC and the UCP, the UCP shall govern the terms of this Letter of Credit (except to the extent specifically modified by the terms of this Letter of Credit).

_________________________________Authorized Signature

60

EXHIBIT I

PATIO SPACE; LOADING DOCK

61

EXHIBIT J

MILESTONE SCHEDULE

2/26/2021	Lease fully executed; Preliminary Landlord’s Delivery Condition Plans attached to Exhibit C-2; Schematic Design Plans (Tenant Improvement) attached to Exhibit D
3/01/2021	Landlord Delivery Condition construction work begins, starting with demolition
3/30/2021	Tenant delivers to Landlord for review Design Development Tenant Improvement Plans; Final Landlord’s Delivery Condition Plans approved and attached to Exhibit C-2 to Lease; Preliminary MEP Plans delivered to Tenant for review
4/05/2021	Landlord and Tenant complete process to resolve any issues, and Landlord and Tenant give written approval to Design Development Tenant Improvement Plans, which now Approved Design Development Tenant Improvement Plans are attached to Exhibit D to the Lease and are delivered to the GC for bidding (Landlord only agrees to this abbreviated timeframe for Landlord review and approval if Matt O’Leary, Landlord’s project manager, is included in the design development process and weekly meetings starting after Lease execution and has rights to provide input which is considered and incorporated, if reasonable and in areas Landlord has rights to input on, during the design development process); bidding begins
4/30/2021	All bids received and qualified; value engineering starts including any needed modifications to Approved Design Development Tenant Improvement Plans and Preliminary MEP Plans; building permit applied for
5/14/2021	Value engineering completed with costs and scope approved by Tenant and Landlord; Final Tenant Improvement Bid accepted; Final Tenant Improvement Plans and Final MEP Plans approved by Landlord, Tenant and GC and attached to Lease; general contract between Landlord and GC executed; building permit applied for
6/03/2021	Building permit for Tenant Improvements obtained; Tenant Improvement construction begins
9/20/2021	Substantial completion for Manufacturing Space and Storage Space, with exception of mechanical systems, punchlist prepared, and Manufacturing Space and Storage Space delivered to Tenant for early access
10/01/2021	Substantial completion for mechanical systems for Manufacturing Space and Storage Space, punchlist prepared for mechanical systems
10/22/2021	Punchlist completed for Manufacturing Space and Storage Space
11/16/2021	Substantial completion achieved for Office Space, punchlist prepared, and Office Space delivered to Tenant for early access
12/07/2021	All municipal inspections completed; Tenant applies for occupancy permit
12/14/2021	Occupancy permit issued, possession delivered to Tenant
1/01/2022	Lease Commencement Date occurs

62

EXHIBIT K

BUILDING SIGNAGE

LEFT TURN SIGNAL
Washington Ave
STEREOTAXIS
STEREOTAXIS
SPEED LIMIT 35
ONE WAY
ONE WAY
DO NOT ENTER

63

EXHIBIT L

POWER NEEDS OF SPECIAL EQUIPMENT

	Power (KVA)
	3P	1P	(Btu/h)
Cell 1	183	17	36336
Cell 2	183	17	36336
Cell 3	165	17	19473
Cell 4	183	17	31832
Cell 5	15	17	14095
Mfg 1	15	12.5	14095
Mfg 2	15	12.5	14095
Ody Mfg	0	12.5	9000
Eng Lab	0	12.5	9000
FSE Lab	0	12.5	9000
TOTALS	759	147.5	193,262

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EXHIBIT M

DRAWING SHOWING FIRST FLOOR AMENITY RESTROOMS

EXISTING
WALL PANELS
EXISTING
CEILING DETAIL
EXISTING
LIGHT FIXTURE
FRAMELESS GLASS
DOORS AND SIDE LITE
EXISTING
WALL BASE
12'-10 1/2"
1'-10 1/2"
9'-0"
10'-10 1/2"

1 LOBBY ELEVATION
SCALE: 1/4" = 1'-0"

EXISTING WALLS
SHOWN SHADED - TYP.
RELOCATED EXISTING
RECEPTION DESK
FRAMELESS
GLASS DOORS
AND SIDE LITE
2'-3"
6'-0"
4'-7"

1 LOBBY PLAN
SCALE: 1/4" = 1'-0"

65

EXHIBIT N

FORM OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

RECORDATION REQUESTED BY: Bank of Springfield Glen Carbon P.O. Box 19301 Springfield, IL 62794-9301 WHEN RECORDED MAIL TO: Bank of Springfield Glen Carbon P.O. Box 19301 Springfield, IL 62794-9301	FOR RECORDER’S USE ONLY

NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE COLLATERAL BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
AND ESTOPPEL CERTIFICATE

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated January 1, 2020

(“Agreement”), is made and executed among ______________________________________________ whose address is (“Landlord”); _______________________________________________________, whose address is _________________________________________________ (“Tenant”); and Bank of Springfield, Glen Carbon, P.O. Box 19301, Springfield, IL 62794-9301 (“Lender”).

SUBORDINATED LEASE. Tenant and Landlord have executed one or more leases of the property described herein (the “Lease”).

REAL PROPERTY DESCRIPTION. The Lease covers a portion of the following described real property (the “Real Property”) located in Sangamon County. State of Missouri:

See Exhibit “A”, which is attached to this Agreement and made a part of this Agreement as if fully set forth herein.

The Real Property or its address is commonly known as 123 Anywhere, St. Louis. MO 63109. The Real Property tax identification number is 11-11-11-1111.

SUPERIOR INDEBTEDNESS. Lender has extended or has agreed to extend the following described financial accommodations to ABC Company, Inc., ABC Inc., ABC LLC, ABC Limited Partnership and ABC Partnership, secured by the Real Property (the “Superior Indebtedness”):

LENDER’S LIEN. The Superior Indebtedness is or will be secured by the Real Property and evidenced by a deed of trust, dated ___________________________, from ABC Company, Inc. to Lender (the “Lender’s Lien”). As a condition to the granting of the requested financial accommodations, Lender has required that the Lender’s Lien be and remain superior to the Subordinated Lease and all of Tenant’s rights in the Real Property (“Lease Rights”).

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REQUESTED FINANCIAL ACCOMMODATIONS. Landlord and Tenant each want Lender to provide financial accommodations to ABC Company, Inc., ABC Inc., ABC LLC, ABC Limited Partnership and ABC Partnership in the form of the Superior Indebtedness. Landlord and Tenant each represent and acknowledge to Lender that Landlord and Tenant will benefit as a result of these financial accommodations from Lender to ABC Company, Inc., ABC Inc., ABC LLC, ABC Limited Partnership and ABC Partnership, and Landlord and Tenant acknowledge receipt of valuable consideration for entering into this Agreement.

IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, THE SUFFICIENCY AND RECEIPT OF WHICH ARE HEREBY ACKNOWLEDGED, LENDER, LANDLORD, AND TENANT HEREBY AGREE AS FOLLOWS:

ESTOPPEL CERTIFICATE. Tenant hereby certifies to and agrees with Lender that as of the date of this Agreement, Lender is relying on all of the following certifications and agreements of Tenant as consideration for Lender executing this Agreement:

(A) The Lease is in full force and effect and is the valid and binding obligation of Tenant, enforceable in accordance with its terms.

(B) All requirements for the commencement and validity of the Lease have been satisfied.

(C) To Tenant’s knowledge, neither Tenant nor Landlord is in default under the Lease and no event has occurred and no condition exists, which with the giving of notice, the passage of time, or both, would constitute a default by Tenant or Landlord under the Lease.

(D) There are no existing defenses, counterclaims or setoffs against rents or charges due or which may become due under the Lease and no claim by Tenant of any nature exists against Landlord under the Lease. To Tenant’s knowledge, all obligations of Landlord have been fully performed.

(E) None of the rent, which Tenant is required to pay under the Lease, has been prepaid, or will in the future be prepaid, more than one month in advance.

(F) The Lease shall not after the date of this Agreement be modified, or amended, without the prior written consent of Lender for each such amendment or modification. Any attempted modification or amendment without the prior written consent of Lender shall be void. Prior to any termination of the Lease by Tenant for an Event of Default by Landlord, Tenant shall provide Lender with written notice of the Event of Default and a period of thirty (30) days, or such longer period as may reasonably be required (with the exercise of diligent efforts), in which to cure the Event of Default prior to terminating the Lease.

(G) Tenant has not assigned, mortgaged, sublet, encumbered or otherwise transferred any or all of its interest under the Lease.

SUBORDINATION. Notwithstanding anything in the Lease to the contrary, the parties acknowledge and agree that the Lease and Lease Rights are and shall be subject and subordinate in right, interest and lien, and for all purposes, to Lender’s Lien, and to all renewals, modifications, consolidations, replacements, and extensions thereof, and to any subsequent lien of the Lender with which Lender’s Lien may be spread or consolidated, to the full extent of the principal sum and all other amounts secured thereby and interest thereon. Tenant will not cause the Lease to be subordinated to any interests other than those held by or made for the benefit of Lender, and its successors and assigns, without the prior written consent of Lender.

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NON-DISTURBANCE. So long as the Lease is in full force and effect and Tenant is not in default under the Lease beyond any applicable cure period, Lender shall not name or join Tenant as a defendant in any exercise of Lender’s rights and remedies arising upon a default of the Loan under the Note and/or under Lender’s Lien unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or pursuing such rights and remedies. In the latter case, Lender may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action. If the Lease has not been terminated, then, when Lender succeeds to the interest of Landlord, the Lender agrees to honor the terms of the Lease and shall not terminate or disturb Tenant’s possession of Tenant’s premises under the Lease, except in accordance with the terms of the Lease and this Agreement.

ATTORNMENT. If Lender shall succeed to the interest of the Landlord under the Lease, and the Lease shall not have expired or been terminated in accordance with the terms of the Lease or this Agreement, Tenant shall, from and after such event, attorn to Lender, all rights and obligations under the Lease to continue as though the interest of Landlord had not terminated. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Lender, any instrument or certificate which, in the sole judgment of Lender, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

NO LIABILITY FOR LENDER. Lender in the event of attornment shall have the same remedies in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of annual base rent or additional rent or in the performance of any of the terms, covenants, and conditions of the Lease on Tenant’s part to be performed that are available to Landlord under the Lease. Tenant shall have the same remedies against Lender for the breach of an agreement contained in the Lease that Tenant might have had against Landlord if Lender had not succeeded to the interest of Landlord; provided, however, that Lender shall not be:

(A) Liable for any act or omission of or any claims against any prior landlord, including Landlord; or

(B) Subject to any offsets or defenses which Tenant might have against any prior landlord, including Landlord; or

(C) Bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord, including Landlord; or

(D) Bound by any amendment or modification of the Lease, or waiver of any of its terms, made without its consent; or

(E) Liable for any sum that any prior landlord, including Landlord, owed to Tenant, including without limitation any security deposit, unless the amount owed was actually delivered to Lender; or

(F) Bound by any surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant; or

(G) Liable for any construction obligation of any prior landlord, including Landlord; or

(H) Liable for any breach of representation or warranty of any prior landlord, including Landlord.

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NEW LEASE. If Lender shall succeed to the interest of the Landlord under the Lease, upon the written request of Lender to Tenant, Tenant shall execute and deliver to Lender a lease of the Real Property upon the same terms and conditions as the Lease between Landlord and Tenant, which lease shall cover any unexpired term of the Lease existing prior to such transfer.

ACKNOWLEDGMENT AND AGREEMENT BY LANDLORD. Landlord, as landlord under the Lease, acknowledges and agrees for itself and its heirs, successors and assigns to each of the following:

(A) This Agreement does not in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Note, Lender’s Lien or any other documents executed in connection with the Loan.

(B) In the event of a default under the Note, or any of the other documents executed in connection with the Loan, Landlord hereby consents to Tenant’s attornment to Lender and, upon such event, Tenant shall pay all rent and all other sums due under the Lease to Lender as provided in the Lease.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. If Lender institutes any suit or action to enforce any of the terms of this Agreement, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys’ fees at trial and upon any appeal. Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation. however subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, and appraisal fees and title insurance, to the extent permitted by applicable law. Landlord also will pay any court costs, in addition to all other sums provided by law.

Authority. Any person who signs this Agreement on behalf of Landlord and Tenant represents and warrants that he or she has authority to execute this Agreement.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Counterparts. This Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same Agreement.

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Governing Law. With respect to procedural matters related to the perfection and enforcement of Lender’s rights against the Collateral, this Agreement will be governed by federal law applicable to Lender and to the extent not preempted by federal law, the laws of the State of Missouri. In all other respects, this Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Illinois without regard to its conflicts of law provisions. However, if there ever is a question about whether any provision of this Agreement is valid or enforceable, the provision that is questioned will be governed by whichever state or federal law would find the provision to be valid and enforceable. The loan transaction that is evidenced by the Note and this Agreement has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the State of Illinois.

Notices. Any notice required to be given under this Agreement shall be given in writing, and, shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or if mailed. when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing among Lender, Landlord, and Tenant shall constitute a waiver of any of Lender’s rights or of any of Landlord’s and/or Tenant’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors. This Agreement shall extend to and bind the respective heirs, personal representatives, successors and assigns of the parties to this Agreement, including any purchaser of the Real Property upon foreclosure by Lender or other successor owner of the Real Property.

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EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT, AND EACH PARTY AGREES TO ITS TERMS. THIS AGREEMENT IS DATED ___________, 2021.

LANDLORD:

Landlord:

Landlord

LENDER:

BANK OF SPRINGFIELD:

Authorized Officer

TENANT:

Tenant

Tenant

CORPORATE ACKNOWLEDGMENT

STATE OF	)
) SS
COUNTY OF	)

On this ______ day of _______________ 2021 before me appeared to me personally known, who, being by me duly sworn, did say that he or she/they is/are ___________________, and that on behalf of said corporation, by authority of its board of directors, said ___________________ acknowledged said Agreement to be the free act and deed of said corporation and that said corporation has no corporate seal.

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Notary Public	[SEAL]

My Commission expires:

CORPORATE ACKNOWLEDGMENT

STATE OF	)
) SS
COUNTY OF	)

On this ______ day of _______________ 2021 before me appeared ____________ to me personally known, who, being by me duly sworn, did say that he or she/they is/are ___________________, and that on behalf of said corporation, by authority of its board of directors, said ___________________ acknowledged said Agreement to be the free act and deed of said corporation and that said corporation has no corporate seal.

Notary Public	[SEAL]

My Commission expires:

LENDER ACKNOWLEDGMENT

STATE OF	)
) SS
COUNTY OF	)

On this ______ day of _______________ 2021 before me appeared ____________ to me personally known, who, being by me duly sworn, did say that he or she/they is/are ___________________, of Bank of Springfield, and that said corporation has no corporate seal, and that said Agreement was signed on behalf of such corporation by authority of its board of directors, and said _____________________________ acknowledged said Agreement to be the free act and deed of said corporation.

Notary Public	[SEAL]

My Commission expires:

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CORPORATE ACKNOWLEDGMENT

STATE OF	)
) SS
COUNTY OF	)

On this ______ day of _______________ 2021 before me appeared to me personally known, who, being by me duly sworn, did say that he or she/they is/are ___________________, and that on behalf of said corporation, by authority of its board of directors, said ___________________ acknowledged said Agreement to be the free act and deed of said corporation and that said corporation has no corporate seal.

Notary Public	[SEAL]

My Commission expires:

CORPORATE ACKNOWLEDGMENT

STATE OF	)
) SS
COUNTY OF	)

On this ______ day of _______________ 2021 before me appeared ____________ to me personally known, who, being by me duly sworn, did say that he or she/they is/are ___________________, and that on behalf of said corporation, by authority of its board of directors, said ___________________ acknowledged said Agreement to be the free act and deed of said corporation and that said corporation has no corporate seal.

Notary Public	[SEAL]

My Commission expires:

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EXHIBIT O

DOUBLE GLASS ENTRY DOORS

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EXHIBIT P

PRELIMINARY MEP PLANS, FINAL MEP PLANS, MEP FINISH STANDARDS

Landlord’s engineer will generate Preliminary MEP Plans which will be attached hereto, and initialed by Landlord and Tenant.

Landlord’s engineer will generate Final MEP Plans which will be attached hereto, and initialed by Landlord and Tenant.

MEP FINISH STANDARDS

The below standards for finishes for MEPFP systems are intended to create an orderly and attractive appearance for exposed elements. These standards should be incorporated into architectural and engineering plans so that contractors are aware of these standards throughout their participation in the project.

Electric

-	All line voltage electric that is exposed whether on walls, columns, ceilings or otherwise shall be in hard, galvanized conduit.

-	Exposed hard conduit shall be run straight, level and plumb, at right angles to the building structural grid (no diagonal sections), and tight to whatever structure it is attached to. Bends in hard conduit shall be tight and as uniform as possible.

-	To the extent flex conduit is used to drop down from the ceiling to power light fixtures, this flex conduit shall be run straight and plumb with as few curves as is reasonably possible.

-	To the extent that line voltage and low voltage cabling needs to be provided to work-stations / cubes, every effort should be made to run the power/data to the workstations via perimeter walls, interior drywall walls, or down columns. To the extent work stations “float” away from adjacent walls, Landlord, in a limited number of locations, will allow core drills through the floor to run power/data.

-	All light fixtures shall be hung at the height specified on the plans. To the extent light fixtures of the same type are grouped together, they shall all be hung at a uniform height, with as little variance in height as reasonably possible. Linear light fixtures should be hung level and at right angles to the structural grid, unless expressly indicated otherwise on the lighting plans.

-	Low Voltage wiring should be run concealed within drywall walls, or above dropped ceilings, whenever possible. To the extent low voltage wiring must be run where it is visible, it shall be run in enclosures made from sheet metal (as in T-Kartor) or in cable trays substantially similar to those installed in the Maxar space.

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HVAC

-	All HVAC line set piping, control wires, condensate lines and other such infrastructure should be distributed inside walls, above dropped ceilings, or concealed as much as is physically possible.

-	To the extent any HVAC line sets, piping, wiring or other linear infrastructure need to be exposed, they should be held as tight to the surfaces they are attached to as possible, run straight, tight, level, and plumb, and be run parallel / perpendicular to the structural grid.

-	HVAC line sets should be run concealed within drywall walls, or above dropped ceilings, whenever possible. To the extent HVAC line sets need to be run exposed, they shall be run in enclosures made from sheet metal (as in T-Kartor) or in cable trays substantially similar to those installed in the Maxar space.

-	Any exposed HVAC ductwork that is exposed shall be galvanized, spiral duct of the type used in “loft” type spaces regularly in Downtown St. Louis. This spiral duct should be held as tight to the ceilings as is reasonable (given horizontal obstructions, air distribution standards and other constraints), run straight, tight, level, and plumb, and be run parallel / perpendicular to the structural grid. To the extent that branch duct lines need to run vertically down in elevation to provide conditioning to offices, conference rooms, or other enclosed spaces, the branch running down from the main ducts should be enclosed within drywall walls if possible or, if not, held as close as possible to adjoining structures (i.e. an elevator shaft wall) rather than floating out in open space.

Plumbing

-	The plumbing lines will be ganged together as much as possible to reduce the number of core drills that are necessary as well as the amount of exposed PVC piping on the ceiling of the parking level below.

-	PVC lines, such as vent stacks, shall be run concealed within drywall walls as much as is possible, and should only be exposed to the extent no other solution is reasonably feasible. To the extent PVC lines must be run exposed, they should be held as tight to the ceiling as is possible and should either be paintable or wrapped in a paintable material.

Sprinkler Systems

To the extent that sprinkler lines need to run down in elevation to provide coverage to offices, conference rooms, or other enclosed spaces, the branch running down from the main lines should be enclosed within drywall walls if possible or, if not, held as close as possible to adjoining structures (i.e. an elevator shaft wall) rather than floating out in open space.

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